Exhibit 3.1

Registered No. 06223359

THE COMPANIES ACT 1985

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

RHYTHMONE PLC

as adopted by RhythmOne Plc on 2017

Bird & Bird LLP 12 New Fetter Lane London EC4A 1JP Tel: 020 7415 6000 Ref: RHDE/BLINK.0026

CONTENTS

PRELIMINARY		7
1.	Regulations not to apply	7
2.	Interpretation	7
LIABILITY OF SHAREHOLDERS		10
3.	Liability of shareholders	10
SHARE CAPITAL		10
4.	Division of share capital	10
5.	Allotment	10
6.	Redeemable shares	10
6A.	Fractions	11
7.	Power to attach rights	11
8.	Class meetings	11
9.	Commissions and brokerages	11
10.	Trusts not recognised	11
11.	Renunciation	12
SHARE CERTIFICATES		12
12.	Right to certificates	12
13.	Replacement certificates	13
UNCERTIFICATED SHARES		13
14.	Uncertificated shares	13
SHARE WARRANTS TO BEARER		14
15.	Share warrants to bearer	14
LIEN		15
16.	Company’s lien on shares not fully paid	15
17.	Enforcement of lien by sale	15
18.	Application of proceeds of sale	16
CALLS ON SHARES		16
19.	Calls	16
20.	Power to make different arrangements	17
21.	Interest on calls; costs, charges and expenses for non-payment	17
22.	Payment in advance	17
23.	Sums due on allotment treated as calls	17
FORFEITURE		18
24.	Notice if call not paid	18
25.	Forfeiture for non-compliance	18
26.	Notice after forfeiture	18
27.	Disposal of forfeited shares	18
28.	Liabilities and claims on forfeiture	19
29.	Surrender	20

UNTRACED SHAREHOLDERS		20
30.	Power of sale	20
31.	Application of proceeds of sale	21
TRANSFERS OF SHARES		21
32.	General provisions about transfers of shares	21
33.	Transfers of uncertificated shares	21
34.	Transfers of certificated shares	21
35.	Right to refuse registration	22
TRANSMISSION OF SHARES		22
36.	On death	22
37.	Election of person entitled by transmission	23
38.	Rights on transmission	23
GENERAL MEETINGS		23
39.	Annual general meetings	23
40.	General meetings	24
NOTICE OF GENERAL MEETINGS		24
41.	Length and form of notice	24
42.	Omission to send notice	25
PROCEEDINGS AT GENERAL MEETINGS		25
43.	Quorum	25
44.	Procedure if quorum not present	25
45.	Chairman	26
46.	Director’s right to attend and speak	26
47.	Power to adjourn	26
48.	Notice of adjourned meeting	27
49.	Business at adjourned meeting	27
50.	Conduct and accommodation of members at meeting	27
51.	Audit	28
VOTING		28
52.	Method of voting	28
53.	Procedure on a poll	28
54.	Votes of members	29
55.	Casting vote of chairman	30
56.	Restriction on voting rights	30
57.	Voting by proxy	30
58.	Delivery of proxy	31
59.	Cancellation of proxy’s authority	32
60.	Corporate representative	32
61.	Objection to or error in voting	33

62.	Amendments to resolutions	33
63.	Confidential information	33
DISCLOSURE OF INTERESTS IN SHARES		33
64.	Sanctions for non-disclosure	33
65.	Cessation of sanctions	34
66.	Section 793 notices	34
67.	Approved depositaries	35
68.	Disclosure of interests—definitions	35
69.	Section 794	36
NUMBER OF DIRECTORS		36
70.	Number	36
ALTERNATE DIRECTORS		36
71.	Appointment	36
72.	Revocation of appointment	36
73.	Participation in board meetings	36
74.	Responsibility	37
75.	Remuneration and expenses	37
POWERS OF THE BOARD		37
76.	Powers of the board	37
77.	Powers of directors if fewer than minimum required number	37
78.	Exercise of voting rights	38
79.	Corporate Members	38
80.	Provision for employees on cessation or transfer of business	38
81.	Overseas register	38
82.	Borrowing powers	38
83.	Register of charges	38
DELEGATION OF DIRECTORS’ POWERS		39
84.	Powers of executive directors	39
85.	Delegation to committees	39
86.	Local and divisional management	39
87.	Power of attorney	40
88.	Associate Directors	40
APPOINTMENT AND RETIREMENT OF DIRECTORS		40
89.	Power of the Company to appoint Directors	40
90.	Power of the Board to appoint Directors	40
91.	Appointment of executive directors	41
92.	Eligibility of new directors	41
93.	Voting on resolution for appointment	41
94.	Retirement by rotation	41
95.	Directors subject to retirement	42

96.	Position of retiring director	42
97.	Deemed reappointment	42
REMOVAL AND DISQUALIFICATION OF DIRECTORS		42
98.	Removal by ordinary resolution	42
99.	Vacation of office by director	43
REMUNERATION OF NON-EXECUTIVE DIRECTORS		44
100.	Ordinary remuneration	44
101.	Additional remuneration	44
REMUNERATION OF EXECUTIVE DIRECTORS		44
102.	Remuneration of executive directors	44
DIRECTORS’ EXPENSES		44
103.	Expenses	44
DIRECTORS’ INTERESTS		44
104.	Approval of the Board	44
105.	Other Interests	46
DIRECTORS’ GRATUITIES AND BENEFITS		48
106.	Benefits	48
PROCEEDINGS OF THE BOARD AND COMMITTEES		49
107.	Board meetings	49
108.	Notice of board meetings	49
109.	Quorum	49
110.	Chairman of the board	50
111.	Voting	50
112.	Participation by telephone	50
113.	Resolutions in writing	50
114.	Validity of proceedings of the board or committee	51
SECRETARY		51
115.	Secretary	51
AUTHENTICATION OF DOCUMENTS		51
116.	Authentication of documents	51
MINUTES		52
117.	Minutes	52
SEALS		52
118.	Safe custody	52
119.	Application of seals	52
120.	Securities seal	53
CHEQUES, BILLS AND NOTES		53
121.	Cheques, bills and notes	53
DIVIDENDS AND OTHER PAYMENTS		53
122.	Declaration of dividends	53

123.	Interim dividends	53
124.	Entitlement to dividends	53
125.	Method of payment	54
126.	Currency of payment	55
127.	Dividends not to bear interest	55
128.	Calls or debts may be deducted from dividends	56
129.	Unclaimed dividends etc	56
130.	Uncashed dividends	56
131.	Payment of dividends in kind	56
SCRIP DIVIDENDS AND DIVIDEND REINVESTMENT		57
132.	Payment of scrip dividends	57
133.	Dividend reinvestment generally	58
CAPITALISATION OF PROFITS AND RESERVES		59
134.	Capitalisation	59
RECORD DATES		60
135.	Record date	60
NOTICES		60
136.	Notices to be in writing	60
137.	Service of notice or other documents on members	60
138.	Notice by advertisement	62
139.	Documents available on websites	62
140.	Evidence of service	62
141.	Record date for service	64
142.	Notice binding on transferees etc	64
143.	Notice in case of death, bankruptcy or mental disorder	64
144.	Notices to the company	64
145.	Notices to directors	64
DESTRUCTION OF DOCUMENTS		65
146.	Document destruction	65
INDEMNITY AND INSURANCE		66
147.	Indemnity and insurance	66

Registered no. 06223359

THE COMPANIES ACT 1985

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

RHYTHMONE PLC

Adopted by a special resolution dated 2017

PRELIMINARY

1.	Regulations not to apply

No regulations or model articles set out in any schedule to, or contained in any order, regulation or other subordinate legislation made under, any statute concerning companies shall apply as regulations or articles of the Company.

2.	Interpretation

2.1	In these Articles, unless the context requires otherwise:

“Act” means the Companies Act 2006 and the regulations, instruments and other subordinate legislation made pursuant to it.

“Acts” means the Act and every statute for the time being in force concerning companies (including orders, regulations or other subordinate legislation made under such statutes), so far as they apply to the Company.

“Appointor” means, in relation to an alternate Director, the Director who has appointed him as his alternate.

“Approved Depositary” means a custodian or other person (or a nominee for such custodian or other person) appointed pursuant to an arrangement with the Company or otherwise to issue securities, documents of title or other documents which evidence the entitlement of the holder of them to or to receive shares, rights or interests held by the Approved Depositary, provided and to the extent that such arrangements have been approved by the Board for the purpose of these Articles. The trustees (acting in their capacity as such) of any employees’ shares scheme established by the Company or any other scheme or arrangement principally for the benefit of employees of the Company and/or its subsidiaries which has been approved by the Company in general meeting shall, unless the Board decides otherwise, be treated as an Approved Depositary; as shall the managers (acting in their capacity as such) of any investment or savings plan which the Board has approved.

“Articles” means these articles of association or such other articles of association of the Company for the time being in force.

“Associated Company” means a company that is the Company’s subsidiary, or the Company’s holding company or a subsidiary of the Company’s holding company.

“Auditors” means the auditors for the time being of the Company.

“Board” means the board of directors from time to time of the Company or the Directors present or deemed to be present at a duly convened meeting of the Directors or any Committee at which a quorum is present.

“certificated share” means a share in the capital of the Company that is not an uncertificated share, and references in these Articles to a share being held in certificated form shall be construed accordingly.

“clear days” in relation to a period of notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“Committee” means a committee of the Board.

“Company” means RhythmOne Plc, (company number 06223359).

“company” includes any body corporate (not being a corporation sole) or association of persons, whether or not a company within the meaning of the Acts, other than the Company.

“Director” means a director for the time being of the Company.

“dividend” includes bonus and any other distribution whether in cash or in specie.

“electronic communication” means a communication transmitted (whether from one person to another, from one device to another, or from a person to a device or vice versa) by:

(a)	electronic means; or

(b)	in an electronic form.

“electronic form” has the meaning given at Section 1168 of the Act.

“electronic means” has the meaning given at Section 1168 of the Act.

“ executed” in relation to a document includes reference to its being executed under hand or under seal or by any other method permitted by law.

“holder” means, in relation to any share, the Member whose name is entered in the Register as the holder of that share and includes two or more joint holders of that share, and “shareholder” shall be construed accordingly.

“Member” means a member of the Company.

“Office” means the registered office for the time being of the Company or, in relation to electronic communications, the address specified by the Board for that purpose.

“Operator” means a person approved by the Treasury under the Regulations as an operator of a relevant system.

“ordinary share” means an ordinary share of £0.01 in the capital of the Company. “paid up” means paid up or credited as paid up.

“recognised person” means a person to whom the Company is not required to deliver a share certificate in accordance with the provisions of section 778(2) of the Act.

“Register” means the register of Members to be kept pursuant to the Act, and in relation to an uncertificated share, the register of members of the Company maintained by the operator of the relevant system through which legal title to that uncertificated share is evidenced.

“Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001/3755) (as amended).

“relevant system” means a relevant system (as defined in the Regulations) in which the Operator of the relevant system has permitted the shares or securities of the Company (or the relevant shares or securities) to be transferred.

“ Seal” means the common seal of the Company or any official or securities seal that the Company may have or may be permitted to have under the Acts.

“Secretary” means the secretary for the time being of the Company and includes any assistant or deputy secretary and any person appointed by the Board to perform the duties of the secretary.

“signed” and “signature” include a signature printed or produced by mechanical, electronic or other means or any stamp or other distinctive marking made by or with the authority of the person required to sign the document to indicate it is approved by such person.

“uncertificated share” means a share in the capital of the Company which is recorded on the Register as being held in uncertificated form and title to which may, by virtue of the Regulations, be transferred by means of a relevant system, and references in these Articles to a share being held in uncertificated form shall be construed accordingly.

“written” and “in writing” includes any method of representing or reproducing words in a legible form.

2.2	Unless the context requires otherwise, any word or expression contained in these Articles and not defined above shall have the same meaning as in the Act or the Regulations, but excluding any statutory modification of that meaning not in force when these Articles become binding on the Company.

2.3	References to a person entitled by transmission are to a person whose entitlement to a share in consequence of the death or bankruptcy of a Member or of any other event giving rise to its transmission by operation of law has been noted on the Register.

2.4	Words which refer to the singular number only include the plural number, and vice versa.

2.5	Words which refer to one gender only include the other genders.

2.6	Words which refer to persons or people include companies.

2.7	Where these Articles refer to months or years, these are calendar months or years.

2.8	References to legislation, or to a specific provision of legislation, shall include any amendment to or re-enactment of such legislation or provision for the time being in force.

2.9	Any headings in these Articles are included for convenience only, and shall not affect the meaning of these Articles.

2.10	Where, for any purpose, an ordinary resolution of the Company is required, a special resolution shall also be effective for that purpose.

LIABILITY OF SHAREHOLDERS

3.	Liability of shareholders

The liability of shareholders is limited to the amount, if any, unpaid on the shares held by them.

SHARE CAPITAL

4.	Division of share capital

4.1	The rights, as regards participation in the profits and assets of the Company, attaching to the ordinary shares in issue from time to time shall be as follows:

(a)	subject to any special rights which may be attached to any other class of shares, the profits of the Company available for distribution and resolved to be distributed shall, subject to the Acts, be distributed by way of dividend among the holders of the ordinary shares; and

(b)	on a return of assets on a winding-up the assets of the Company available for distribution among the members shall (subject to any provision made under Section 247 of the Act) be applied, subject to any special rights which may be attached to another class of shares, in repaying the holders of the ordinary shares the amounts paid up on such shares and subject thereto shall belong to and be distributed among such holders rateably according to the number of such shares held by them respectively.

5.	Allotment

5.1	Subject to the provisions of the Acts and these Articles, and to any direction given by the Company in general meeting, the Board shall have unconditional authority to allot (with or without conferring rights of renunciation), grant options over, offer or otherwise deal with or dispose of any new shares of the Company or rights to subscribe for or convert any security into shares of the Company to such persons (including Directors) at such times and generally on such terms and conditions as the Board may decide.

5.2	No share in the capital of the Company shall be allotted at a discount and, save as permitted by the Acts, no share shall be allotted except as paid up at least as to one- quarter of its nominal value and the whole of any premium on it.

6.	Redeemable shares

Subject to the provisions of the Acts and to any rights attached to any existing shares, any shares in the capital of the Company may be issued on terms that they are to be redeemed or, at the option of the Company or the holder, are liable to be redeemed.

6A	Fractions

6A.1	Whenever as the result of any consolidation, division or sub-division of shares any difficulty arises, the Board may settle it as it thinks fit, and in particular (but without prejudice to the generality of the foregoing) where the number of shares held by any Member is not an exact multiple of the number of shares to be consolidated into a single share and as a result of such consolidation such Member would become entitled to a fraction of a consolidated share, the Board may deal with the fractions in any matter permitted and, in particular, may, on behalf of all such Members, sell the shares representing the fractions for the best price reasonably obtained to any person (including, subject to the provisions of the Acts, the Company) and distribute the net proceeds of sale after deduction of the expenses of sale in due proportion among those Members (except that any amount otherwise due to a Member, being less than £5.00, or such other sum as the Board may from time to time determine, may be retained for the benefit of the Company).

6A.2	For the purposes of any sale of shares pursuant to Article 6A.1, the Board may authorise some person on behalf of the selling shareholder to execute an instrument of transfer of the shares or any other document to, or in accordance with the directions of, their purchaser, and the transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

7.	Power to attach rights

Subject to the provisions of the Acts and to any rights attached to any existing shares (which rights shall not be varied or abrogated except with the consent or sanction of the holders of such class of share in accordance with the Act), any new shares in the capital of the Company may be issued with or have attached to them such rights or restrictions as the Company may from time to time by ordinary resolution determine, or, if no such determination is made, as the Board shall determine. The Company shall, if required in accordance with the Acts, deliver to the Registrar of Companies a statement in the prescribed form containing particulars of the rights.

8.	Class meetings

The provisions of these Articles relating to general meetings of the Company or to the proceedings at such meetings shall, so far as applicable and with the necessary modifications, apply to meetings of holders of any class of share, except as provided for by the provisions of Section 334 of the 2006 Act.

9.	Commissions and brokerages

9.1	The Company may exercise all the powers conferred or permitted by the Acts to pay commissions or brokerages to the full extent permitted by the Acts.

9.2	Subject to the provisions of the Acts, such commission or brokerage may be satisfied by the payment of cash or the allotment of fully or partly paid shares or by the grant of an option to call for an allotment of shares or by any combination of such methods.

10.	Trusts not recognised

Unless ordered by a court of competent jurisdiction or required by law, the Company shall not recognise any person as holding any share upon any trust and shall not be bound by or be otherwise compelled to recognise (even if it has notice of it) any equitable, contingent, future, partial or other claim to or interest in any share other than an absolute right in the holder to the whole of the share.

11.	Renunciation

Subject to the provisions of the Acts and these Articles, the Board may, at any time after the allotment of shares but before any person has been entered in the Register as the holder, recognise a renunciation of those shares by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation on, and subject to, such terms and conditions as the Board considers fit to impose.

SHARE CERTIFICATES

12.	Right to certificates

12.1	Subject to these Articles and the provisions of the Regulations unless the terms of allotment of the shares provide otherwise, every person, upon becoming the holder of any shares in certificated form, shall be entitled, without charge, to one certificate for all the shares of any class registered in his name or, in the case of shares in certificated form of more than one class being registered in his name, to a separate certificate for each class of shares so registered.

12.2	No certificate shall be issued representing shares of more than one class.

12.3	Where a Member transfers part of his shares comprised in a certificate, he shall be entitled (without charge) to one certificate for the balance of shares retained by him to the extent that the balance is to be held in certificated form.

12.4	Such certificate(s) shall be despatched to the person so entitled within two months after allotment or lodgement of a transfer, as the case may be.

12.5	The Company shall not be bound to issue more than one certificate in respect of shares in certificated form held jointly by two or more persons. Delivery of a certificate to any one joint holder shall be sufficient delivery to all joint holders.

12.6	The Company does not have to issue a certificate to a recognised person.

12.7	The Company may deliver a certificate to a broker or agent who is acting for a person who is buying shares in certificated form, or who is having the shares in certificated form transferred to him.

12.8	Every certificate of shares shall specify the number and class and the distinguishing numbers (if any) of the shares to which it relates and the amount paid up on them.

12.9	Notwithstanding any other article, the Board may from time to time determine, either generally or in any particular case, the method by which any share certificate issued by the Company in respect of the shares, stock, debentures or other securities shall be authenticated or executed by or on behalf of the Company and, in particular:

(a)	the Board may dispense with the need to affix the Seal, or any official seal, of the company to such certificate;

(b)	the Board may determine the manner, and by whom, any such certificate is to be signed, and may dispense with the need for such certificate to be signed or executed in any way;

(c)	the Board may permit the signature or a facsimile of the signature of any person to be applied to such share certificate by any mechanical or electronic means in place of that person’s actual signature, and any certificate issued in accordance with the requirements of the Board shall, as against the company, be prima facie evidence of the title of the person named in that certificate to the shares comprised in it.

13.	Replacement certificates

13.1	If a Member has two or more share certificates for shares of the same class, he may ask the Company for these to be cancelled and replaced by a single new certificate. Provided that such Member pays such reasonable charge as the Board may decide, the Company must comply with such a request.

13.2	A Member may ask the Company to cancel and replace a single share certificate with two or more certificates, for the same total number of shares. The Company may comply with such request and may request that the Member pays such reasonable charge as the Board may decide.

13.3	The Board may cancel any certificate which is worn out, defaced, lost or destroyed and issue a replacement certificate on such terms (if any) as to provision of evidence and indemnity (with or without security) and to payment of any exceptional out-of-pocket expenses incurred by the Company as the Board may decide, and upon delivery up of the original certificate (where it is worn out or defaced).

UNCERTIFICATED SHARES

14.	Uncertificated shares

14.1	Subject always to the Regulations and to the facilities and requirements of the relevant system concerned, the Board may resolve that any class of shares can be held in uncertificated form and that title to such shares may be transferred by means of a relevant system; and the Board may make arrangements for any class of shares to be held and transferred in this form. The Board may also resolve that shares of any class must cease to be held and transferred in uncertificated form.

14.2	In accordance with and subject to the Regulations, shares held in uncertificated form may be changed to become shares held in certificated form, and shares held in certificated form may be changed to become shares held in uncertificated form.

14.3	No provision of these Articles shall apply to shares of any class held in uncertificated form to the extent that it is in any respect inconsistent with;

(a)	the holding of shares of that class in uncertificated form;

(b)	the transfer of title to shares of that class by means of a relevant system; or

(c)	any provision of the Regulations.

14.4	Where any class of shares is a participating security and the Company is entitled under any provision of the Acts, the Regulations or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Acts, the Regulations, these Articles and the facilities and requirements of the relevant system:

(a)	to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form for so long as required by the Company;

(b)	to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

(c)	to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice; and

(d)	to take any action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

SHARE WARRANTS TO BEARER

15.	Share warrants to bearer

15.1	Subject to the provisions of the Acts and these Articles, the Company may issue a share warrant to bearer with respect to any fully paid share.

15.2	Every share warrant to bearer shall be issued under seal, or in such other manner as the Board may approve, and shall state that the bearer is entitled to the shares to which it relates and may provide by coupons or otherwise for the payment of future dividends or other monies on the shares included in it.

15.3	A share included in a share warrant to bearer may be transferred by the delivery of the share warrant to bearer without any written transfer and without registration, and none of the other provisions of these Articles relating to the transfer of shares shall apply to any such transfer.

15.4	The Board may determine and from time to time may vary the conditions on which a share warrant to bearer shall be issued; and, in particular, all or any of the conditions on which:

(a)	the bearer of a share warrant shall be entitled to obtain payment of a dividend or other monies payable in respect of the shares included in it;

(b)	the bearer of a share warrant shall be entitled to attend and vote at any general meeting of the Company;

(c)	a share warrant to bearer may be surrendered for cancellation and the name of the bearer entered as a Member in the Register in respect of the shares included in it; and

(d)	a new share warrant to bearer or coupon may be issued in the place of one defaced, worn out, lost or destroyed, provided that a new share warrant to bearer or coupon shall only be issued to replace one that is alleged to have been lost or destroyed if the Board is satisfied beyond reasonable doubt that the original share warrant to bearer or coupon has been destroyed.

15.5	The bearer of a share warrant shall be subject to the conditions for the time being in force in relation to share warrants, whether made before or after the issue of the share warrant, and, subject to such conditions and to the provisions of the Acts, the bearer shall be deemed to be a Member and shall be entitled to the same rights as if his name were entered in the Register as the holder of the shares included in the share warrant to bearer.

15.6	The Company shall not be bound to recognise (even when having notice of it) any interest in or in respect of any share represented by a share warrant to bearer, other than the bearer’s absolute right to the share warrant.

15.7	The Company shall not be responsible for any loss or damage suffered by any person by reason of the Company entering in the Register, upon the surrender of a share warrant to bearer, the name of any person who is not the true and lawful owner of that share warrant to bearer.

LIEN

16.	Company’s lien on shares not fully paid

16.1	The Company shall have a first and paramount lien on every share which is not fully paid up for any amount payable in respect of such share, whether the due date for payment shall have arrived or not, and such lien shall apply to all dividends from time to time declared or other monies payable in respect of such share.

16.2	The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or partly exempt from the provisions of this Article 16. Unless otherwise agreed with the transferee, the registration of a transfer of a share shall operate as a waiver of the Company’s lien, if any, on such share.

17.	Enforcement of lien by sale

17.1	Subject to Article 17.2, the Company may enforce its lien by selling, in such manner as the Board may determine, any share subject to it.

17.2	The Company shall only be entitled to enforce its lien where:

(a)	the due date for payment of the amount in respect of which the lien exists has arrived;

(b)	notice (stating, and demanding payment of, such amount and giving notice of the intention to sell in default of such payment) has been served by the Company on the Member concerned (or to any person entitled to the share by transmission); and

(c)	such payment is not made within 14 clear days of service of such notice.

17.3	To give effect to a sale in accordance with Article 17.1, the Board may:

(a)	if the share is held in certificated form, authorise any person to execute as transferor a transfer of any share to be sold. Such transfer shall be as effective as if it had been executed by the holder (or person (if any) entitled by transmission to the share);

(b)	if the share is held in uncertificated form, exercise any of the Company’s powers under Article 14.4 to give effect to the sale, and, in each case, authorise a person to enter the name of the purchaser or his nominee in the Register as the holder of the share which has been sold. The purchaser shall not be bound to see to the application of the purchase monies; and the title to the share shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale. After the name of the purchaser or his nominee has been entered in the Register in respect of such share, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

18.	Application of proceeds of sale

18.1	The net proceeds of a sale in accordance with Article 17.1, after payment of the costs of the sale, shall be applied by the Company in or towards satisfaction of the amount in respect of which the lien exists so far as the same is presently payable. Subject to Article 18.2, any residue shall (subject to a like lien for sums not presently payable as existed on the shares before the sale) be paid to the Member (or to any person entitled to the share by transmission) immediately before the sale.

18.2	In the case of shares held in certificated form, the Company need not pay to the Member any amount due in accordance with the provisions of Article 18.1 until the certificate for the share which is sold is surrendered to the Company for cancellation (or until an indemnity (with or without security) as to any lost or destroyed certificate is provided to the Company in such form as the Board may decide).

CALLS ON SHARES

19.	Calls

19.1	Subject to the terms of allotment of shares and provided that any monies unpaid are not payable on a date fixed in accordance with such terms of allotment, the Board may make calls on the Members in respect of any monies unpaid on the shares or any class of shares held by them (whether in respect of nominal value or any premium).

19.2	The Board shall give 14 clear days’ notice to each Member concerned (or to any person entitled to the share by transmission) of the amount called on the shares and of when and where payment is to be made.

19.3	Subject to Article 19.2, each Member shall pay to the Company as required by the notice referred to in that Article the amount called on his shares.

19.4	A call may be required to be paid by instalments.

19.5	At any time before receipt by the Company of any sum due under a call, the call may be revoked or payment postponed in whole or in part as the Board may determine.

19.6	A call shall be deemed to have been made at the time when the resolution of the Board authorising such call was passed.

19.7	A person on whom a call is made shall remain liable even though the shares in respect of which the call was made are subsequently transferred.

19.8	The joint holders of a share shall be jointly and severally liable for payment of all calls in respect of such share.

20.	Power to make different arrangements

Subject to the terms of allotment of shares, on the issue of shares, the Board may make different arrangements, as between the holders of such shares, in the amount and the time of payment of calls.

21.	Interest on calls; costs, charges and expenses for non-payment

21.1	If the sum payable in respect of any call is not paid on or before the day appointed for payment, the person from whom it is due and payable shall pay:

(a)	interest on the unpaid amount; and

(b)	all costs, charges and expenses incurred by the Company by reason of such non-payment.

21.2	The rate of interest payable may be fixed at the time of allotment of the share or, if no rate is fixed, shall be such rate (not exceeding, without the sanction of the Company given by ordinary resolution, 20 per cent, per annum) as the Board may decide.

21.3	Such interest is payable from (and including) the day appointed for payment until (but excluding) the day of actual payment.

21.4	The Board may waive payment of the interest, costs, charges and expenses in whole or in part.

22.	Payment in advance

22.1	The Board may, if it thinks fit, receive from any Member willing to advance the same all or any part of the monies whether on account of the nominal value of the shares or by way of premium uncalled and unpaid on the shares held by him.

22.2	The liability on the shares in respect of which a payment in advance of calls is made shall be extinguished to the extent of the amount so paid.

22.3	The Company may pay interest on the monies paid in advance, or on so much of them as from time to time exceeds the amount of the calls then made on the shares in respect of which the advance has been made, at such rate (not exceeding, without the sanction of the Company given by ordinary resolution, 20 per cent, per annum) as the Board may decide,

22.4	No part of any monies paid in advance of calls shall be included or taken into account in ascertaining the amount of any dividend payable upon the shares in respect of which such advance has been made.

23.	Sums due on allotment treated as calls

Any amount which becomes payable in respect of a share on allotment, or at any date fixed pursuant to the terms of allotment, whether in respect of the nominal value of the share or by way of premium or as an instalment of a call, shall be deemed to be a call; and, in the case of non-payment of any such amount, all the provisions of these Articles as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become due and payable by virtue of a call.

FORFEITURE

24.	Notice if call not paid

24.1	If a call remains unpaid after it has become due and payable, the Board may at any time give notice to such Member (or to any person entitled to the shares by transmission) demanding payment. The notice shall state:

(a)	a date, being not less than 14 clear days from the date of the notice, by which payment of the amount of the call outstanding, any interest that may have accrued on that amount and all costs, charges and expenses incurred by the Company by reason of such non-payment shall be made;

(b)	the place where payment is to be made; and

(c)	that, if the notice is not complied with, the shares in respect of which the call was made will be liable to be forfeited.

25.	Forfeiture for non-compliance

25.1	If the notice referred to in Article 24 is not complied with, any share in respect of which it was given may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect.

25.2	Forfeiture shall be deemed to occur at the time of the passing of the Board resolution referred to in Article 25.1.

25.3	Forfeiture shall include all dividends declared or other monies payable in respect of the forfeited shares, but not paid or distributed before the forfeiture.

26.	Notice after forfeiture

26.1	When any share has been forfeited, notice of the forfeiture shall be served on the person who was, before forfeiture, the holder of the share (or the person, if any, entitled by transmission to the share); but no forfeiture shall be invalidated by any omission to give such notice.

26.2	An entry of the fact and date of forfeiture shall be made in the Register.

27.	Disposal of forfeited shares

27.1	Until cancelled in accordance with the provisions of the Act, a forfeited share, together with all rights attaching to it, shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of upon such terms and in such manner as the Board decides either to the person who was, before the forfeiture, the holder (or the person, if any, entitled by transmission to the share) or to any other person.

27.2	Such sale, re-allotment or other disposal shall be made on such terms and in such manner as the Board may determine, including (but without limitation to the generality of the preceding wording) with or without any past or accruing dividends and, in the case of re-allotment, with or without any money paid up on it by the former holder being credited as paid up on it on re-allotment.

27.3	Where, for the purposes of its disposal, a forfeited share is to be transferred to any person, the Board may:

(a)	if the share is held in certificated form, authorise any person to execute as transferor a transfer of such share to the transferee;

(b)	if the share is held in uncertificated form, exercise any of the Company’s powers under Article 14.4 to give effect to the transfer.

27.4	The Company may receive the subscription or purchase monies (if any) given for the share on its re-allotment or disposal, and may register the allottee or, as the case may be, transferee as the holder of the share.

27.5	The Board may, at any time before any share so forfeited has been cancelled, sold, re-allotted or otherwise disposed of, annul the forfeiture on such conditions as it thinks fit.

27.6	A statutory declaration by a Director or the Secretary that a share has been forfeited on the date stated in the declaration shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and shall constitute good title to the share. The person to whom the share is re-allotted or disposed of shall not be bound to see to the application of the subscription or purchase monies (if any); and the title to the share shall not be affected by any irregularity in or invalidity of the proceedings relating to the forfeiture or re-allotment or disposal of the share. After the name of the allottee or, as the case may be, transferee has been entered in the Register in respect of such share, the validity of the re-allotment or transfer shall not be impeached by any person and the remedy of any person aggrieved by the re- allotment or transfer shall be in damages only and against the Company exclusively.

28.	Liabilities and claims on forfeiture

28.1	Any person whose shares have been forfeited shall cease to be a Member in respect of them and (in the case of shares held in certificated form) shall surrender to the Company for cancellation the certificate for the shares. However, he shall remain liable to pay, and shall immediately pay, to the Company:

(a)	all calls, interest, costs, charges and expenses owing on or in respect of such shares at the time of forfeiture; and

(b)	interest on such amounts. Such interest is payable from (and including) the day of actual forfeiture until (but excluding) the day of payment. The rate of such interest may be fixed at the time of allotment of the shares or, if no rate is so fixed, shall be such rate (not exceeding, without the sanction of the Company given by ordinary resolution, 20 per cent, per annum) as the Board may decide, and the Board may, if it thinks fit, enforce payment of such amounts without any allowance for the value of the shares at the time of forfeiture or for any subscription or purchase monies received on their re-allotment or disposal.

28.2	Save for those rights and liabilities expressly saved by these Articles or imposed (in the case of past Members) by the Acts, the forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share, and all other rights and liabilities incidental to the share, as between the Member whose share is forfeited and the Company.

29.	Surrender

29.1	The Board may accept the surrender of any share liable to be forfeited upon such terms and conditions as may be agreed and, in such case, references in these Articles to forfeiture shall include surrender.

UNTRACED SHAREHOLDERS

30.	Power of sale

30.1	The Company shall be entitled to sell any share of a Member, or any share to which a person is entitled by transmission, at the best price reasonably obtainable, provided that:

(a)	for a period of not less than 12 years (during which at least three cash dividends (whether interim or final) shall have been paid to Members of the class to which the shares concerned belong):

(i)	no cheque, warrant or money order sent by the Company through the post in a pre-paid envelope addressed to the Member, or to the person entitled by transmission to the share, at his address on the Register (or other last known address given by such Member or person to which cheques, warrants and money orders in respect of such share are to be sent) has been cashed; or

(ii)	all funds paid by any bank or other funds transfer system to such Member or person in accordance with Article 125.1 have been returned to the Company;

(b)	at the expiration of such period of 12 years, the Company has given notice of its intention to sell such share by advertisement in both a national newspaper and in a newspaper circulating in the area of the address referred to in Article 30.1(a)(i) or the address at which services of notices may be effected in the manner authorised by these Articles is located; and

(c)	the Company has not, during such period of 12 years or the further period of three months following the last of such advertisements, received any communication in respect of such share from the Member or person entitled by transmission.

30.2	If, during the period of not less than 12 years referred to in Article 30.1 or during any period ending on the date when all the requirements of Articles 30.1(a) to 30.1(c) (inclusive) have been satisfied, any additional shares have been issued by way of a bonus issue in respect of those shares held at the beginning of, or previously so issued during, such periods, and all the requirements of Articles 30.1(b) and 30.1(c) have been satisfied in regard to such additional shares, the Company shall also be entitled to sell the additional shares.

30.3	To give effect to any such sale, the Board may:

(a)	if the share is held in certificated form, authorise any person to execute as transferor a transfer of such share to the purchaser or his nominee. Such transfer shall be as effective as if it had been executed by the holder (or person (if any) entitled by transmission to the share);

(b)	if the share is held in uncertificated form, exercise any of the Company’s powers under Article 14.4 to give effect to the sale,

and, in each case, authorise a person to enter the name of the purchaser or his nominee in the Register as the holder of the share which has been sold. The purchaser shall not be bound to see to the application of the purchase monies; and the title to the share shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale. After the name of the purchaser or his nominee has been entered in the Register in respect of such share, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

30.4	A statutory declaration by a Director or the Secretary that a share has been sold on the date stated in the declaration shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.

31.	Application of proceeds of sale

The Company shall account to the Member or other person entitled to such share for the net proceeds of such sale by carrying all monies in respect of that sale to a separate account. The Company shall be deemed to be a debtor and not a trustee in respect of that money for such Member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments as the Board may from time to time think fit. No interest shall be payable in respect of such monies and the Company shall not be required to account for any money earned on them.

TRANSFERS OF SHARES

32.	General provisions about transfers of shares

32.1	Subject to the provisions of these Articles, a Member may transfer all or any of his shares to another person.

32.2	The transferor shall be deemed to remain the holder of any share transferred until the name of the transferee is entered in the Register in respect of it.

32.3	No fee shall be charged by the Company for the registration of any transfer or any other change relating to or affecting the title to any share or the right to transfer it or for making any other entry in the Register.

33.	Transfers of uncertificated shares

Every transfer of shares which are in uncertificated form must be made by means of a relevant system.

34.	Transfers of certificated shares

34.1	Every transfer of shares which are in certificated form must be in writing in any usual form or in any form approved by the Board.

34.2	Such transfer shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid up) by or on behalf of the transferee.

34.3	The Company is entitled to retain any transfer which it registers.

35.	Right to refuse registration

35.1	The Board may, in its absolute discretion and without giving any reason, refuse to register any transfer of certificated shares if:

(a)	it is in respect of shares which are not fully paid up;

(b)	it is in respect of more than one class of shares. Each class needs a separate share transfer form;

(c)	it is not duly stamped (if so required); and

(d)	it is not delivered for registration to the Office or such other place as the Board may from time to time determine, accompanied (except in the case of a transfer by a recognised person where a certificate has not been issued) by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

35.2	The Board may, in its absolute discretion and without giving any reason, refuse to register any allotment or transfer of shares which is in favour of:

(a)	a child, bankrupt or person of unsound mind; or

(b)	more than four joint allottees or transferees.

35.3	If the Board refuses to register any allotment or transfer of a share, it shall notify the person to whom the shares were to be allotted or transferred and, in the case of shares in certificated form, the Company must return the letter of allotment or share transfer form to the person who delivered it to the Company (except in the case of suspected fraud). Such notification shall be made no later than two months after the date:

(a)	(in the case of shares held in certificated form) on which the letter of allotment or share transfer form was lodged with the Company; or

(b)	(in the case of shares held in uncertificated form) on which the instruction from the Operator of the relevant system was received by the Company.

35.4	No fee shall be payable to the Company for the registration of any transfer or any other document relating to or affecting the title to any share or for making any entry in the register affecting the title to any share.

TRANSMISSION OF SHARES

36.	On death

36.1	The personal representatives of a deceased Member shall be the only persons recognised by the Company as having any title to shares held by him alone or to which he alone is entitled; but, in the case of shares held by more than one person, only the survivor or survivors shall be recognised by the Company as being entitled to such shares.

36.2	Nothing in these Articles shall release the estate of a deceased Member from any liability in respect of any share which had been held by him solely or jointly with another person.

36.3	Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any share by the allotment of any share by the allottee in favour of some other person.

37.	Election of person entitled by transmission

37.1	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member or of any other event giving rise to a transmission of such entitlement by operation of law may, on producing such evidence as the Board may properly require, and subject to these Articles elect either to be registered as a Member or to have some person nominated by him registered as a Member.

37.2	If the person so entitled elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have some other person registered, he shall do this:

(a)	(in the case of shares held in certificated form) by executing as transferor a transfer of the share to that person; or

(b)	(in the case of shares held in uncertificated form) by a transfer by means of a relevant system.

The provisions of these Articles relating to the transfer of shares (including the right of the Board to decline or suspend registration) shall apply to such notice or transfer (as the case may be) as if it were a transfer by the person previously entitled to the shares.

37.3	The Board may at any time give notice requiring any such person to elect either to register himself or to transfer the share and, if such notice is not complied with within 60 days, the Board may, after that time, withhold payment of all dividends and other monies payable in respect of such share until the requirements of the notice have been complied with.

38.	Rights on transmission

38.1	When a person becomes entitled to a share in consequence of the death or bankruptcy of a Member, or of any other event giving rise to a transmission of such entitlement by operation of law, the rights of the holder in relation to that share shall cease.

38.2	The person so entitled to the share may give a good discharge for any dividends and other monies payable in respect of it and shall, subject to the provisions of these Articles, have the same rights to which he would be entitled if he were the holder of the share; except that he shall not, before he is registered as the holder of the share, be entitled in respect of it to receive notice of, or to exercise any rights conferred by membership in relation to, meetings of the Company or any separate meeting of the holders of any class of shares in the Company.

GENERAL MEETINGS

39.	Annual general meetings

The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year. Except as provided in the Act, the Company must hold an annual general meeting within six months from the day following the Company’s accounting reference date. Subject to the provisions of the Act, the annual general meeting shall be held at such time and place as the directors may determine.

40.	General meetings

40.1	All general meetings of the Company other than annual general meetings shall be called general meetings.

40.2	The Board may convene a general meeting of the Company whenever it thinks fit.

40.3	Immediately on receipt of a requisition from Members in accordance with the Acts, the Board must convene a general meeting of the Company and, in default, such meeting may be convened by requisitionist(s), as provided in the Acts.

40.4	At any general meeting convened on any such requisition or by such requisitionist(s), the only business which shall be transacted is that stated by the requisition or proposed by the Board.

40.5	If, at any time, there are not sufficient Directors within the United Kingdom capable of acting to form a quorum, the Directors in the United Kingdom capable of acting may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Board.

NOTICE OF GENERAL MEETINGS

41.	Length and form of notice

41.1	An annual general meeting shall be called by not less than 21 clear days’ notice. All other general meetings of the Company shall be called by not less than 14 clear days’ notice.

41.2	Subject to the provisions of the Acts, a general meeting may be called by shorter notice if it is so agreed:

(a)	in the case of an annual general meeting, by all the Members entitled to attend and vote at the meeting; and

(b)	in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

41.3	The notice shall specify:

(a)	whether the meeting is an annual general meeting or a general meeting;

(b)	the date, the time and the place of the meeting;

(c)	if the meeting is convened to consider a special resolution, the intention to propose the resolution as such; and

(d)	with reasonable prominence, that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not also be a Member.

41.4	Notice of every general meeting shall be given to the Members (other than any who, under the provisions of these Articles or of any restrictions imposed on any shares, are not entitled to receive notice from the Company), to the Directors and to the Auditors.

41.5	It shall be the duty of the Company, subject to the provisions of the Act, on the requisition in writing of such number of members as is specified in the Act and (unless the Company otherwise resolves) at the expense of the requisitionists: (a) to give to members entitled to receive notice of the next annual general meeting notice of any resolution which may properly be moved and is intended to be moved at that meeting; and (b) to circulate to members entitled to have notice of any general meeting sent to them any statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

41.6	If the Board, in its absolute discretion, considers that it is impractical or undesirable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone the meeting to another date, time and place. When a meeting is so postponed, notice of the date, time and place of the postponed meeting shall be placed in at least one national newspaper in the United Kingdom. Notice of the business to be transacted at such postponed meeting shall not be required.

42.	Omission to send notice

The accidental omission to send notice of a meeting or (in cases where it is sent out with the notice) a form of proxy to, or the non-receipt of either by, any person entitled to receive the same shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

43.	Quorum

43.1	No business shall be transacted at any general meeting unless a quorum is present. The absence of a quorum shall not preclude the appointment of a chairman of the meeting in accordance with the provisions of these Articles, which shall not be treated as part of the business of the meeting.

43.2	Subject to Article 43.1 and section 318(2) of the Act, the quorum for a general meeting shall, for all purposes, be two Members present in person or by proxy or by a duly authorised corporate representative of a corporation which is a Member and entitled to vote.

44.	Procedure if quorum not present

44.1	If a quorum is not present within 15 minutes (or such longer interval as the chairman in his absolute discretion thinks fit) from the time appointed for the commencement of the meeting, or if, during a meeting, a quorum ceases to be present, the meeting, if convened by or on the requisition of Members, shall be dissolved. In any other case, it shall stand adjourned to such date (being not less than 14 days nor more than 28 days later), time and place as the chairman (or, in default, the Board) shall appoint.

44.2

At any such adjourned meeting the quorum shall be two Members present in person or by proxy and entitled to vote. If a quorum is not present within 15 minutes (or such longer interval as the chairman in his absolute discretion thinks fit) from the time appointed for the commencement of such adjourned meeting, or if, during the meeting, a quorum ceases to be present, the adjourned meeting shall be dissolved.

44.3	The Company shall give not less than seven clear days’ notice of any such adjourned meeting. The notice shall specify the date, the time and the place of the adjourned meeting and the general nature of the business to be transacted, and shall state the quorum requirement.

45.	Chairman

45.1	The chairman (if any) of the Board or, in his absence, the deputy chairman (if any) of the Board or, in his absence, some other Director nominated by the Directors, shall preside as chairman at every general meeting of the Company.

45.2	If neither the chairman (if any) nor the deputy chairman (if any) nor such other Director is present within 15 minutes after the time appointed for the commencement of the meeting, or none of such persons is willing to act as such, the Directors present shall select one of their number to be chairman. If only one Director is present and he is willing to act, he shall be chairman. In default, the Members present in person and entitled to vote shall choose one of their number to be chairman.

45.3	The decision of the chairman on points of order, matters of procedure or arising incidentally out of the business of the meeting shall be final and conclusive, as shall be his determination, acting in good faith, whether any point or matter is of such a nature.

46.	Director’s right to attend and speak

A Director shall be entitled, even though he is not a Member, to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares or debentures in the capital of the Company.

47.	Power to adjourn

47.1	The chairman may, with the consent of a meeting at which a quorum is present (and shall, if so directed by the meeting), adjourn any meeting to another date, time and/or place or for an indefinite period.

47.2	Without prejudice to any other power which he may have under these Articles or which is given by the general law, the chairman may, without the need for the consent of the meeting, interrupt or adjourn any meeting to another date, time and/or place or for an indefinite period if he is of the opinion that:

(a)	the Members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting; or

(b)	the conduct of persons present prevents or is likely to prevent the proper and orderly conduct of the meeting; or

(c)	it has become necessary to ensure that the business of the meeting is properly considered and transacted.

48.	Notice of adjourned meeting

48.1	Without prejudice to the provisions of these Articles, whenever a meeting is adjourned for 28 days or more or for an indefinite period, at least seven clear days’ notice shall be given to the Members (other than those who, under the provisions of these Articles or of any restrictions imposed on any shares, are not entitled to receive notice from the Company), to the Directors and to the Auditors. Such notice shall specify the date, time and place of the adjourned meeting and the general nature of the business to be transacted.

48.2	In all other cases, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at the adjourned meeting.

49.	Business at adjourned meeting

The only business which shall be transacted at any adjourned meeting is that which might properly have been transacted at the meeting from which the adjournment took place.

50.	Conduct and accommodation of members at meeting

50.1	The Board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The Members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and shall be entitled to vote at, the general meeting in question. Provided that the chairman of the meeting is satisfied that adequate facilities are available throughout the meeting to ensure that Members attending at all the meeting places are able to participate in the business for which the meeting has been convened, and to hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise), in the principal meeting place and any satellite meeting place, and to be heard and seen by all other persons so present in the same manner, such meeting shall be duly constituted and its proceedings valid. The chairman of the meeting shall be present at and the meeting shall be deemed to take place at the principal meeting place.

50.2	If it appears to the chairman that the principal meeting place or any satellite meeting place is inadequate to accommodate all Members entitled and wishing to attend, the meeting shall be duly constituted and its proceedings valid provided that the chairman of the meeting is satisfied that adequate facilities are available throughout the meeting to ensure that a Member who is unable to be accommodated is able to participate in the business for which the meeting has been convened, and to hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise), whether in the meeting place or elsewhere, and to be heard and seen by all other persons so present in the same manner. The notice of the meeting does not have to give details of any arrangements under this Article 50.2.

50.3	The Board and, at any general meeting, the chairman may make any arrangement and impose any requirement or restriction which it or he (as appropriate) considers appropriate to ensure the security and orderly conduct of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items which may be taken into the meeting place. The Board and, at any general meeting, the chairman is entitled to refuse entry to, or to eject, a person who refuses to comply with these arrangements, requirements or restrictions or who disrupts the proper and orderly conduct of the meeting.

51.	Audit

51.1	Auditors of the Company shall be appointed and their duties regulated in accordance with the Acts.

51.2	The auditors’ report to the members made pursuant to the statutory provisions as to audit shall be laid before the Company in general meeting and shall be open to inspection by any member; and in accordance with the Acts every member shall be entitled to be furnished with a copy of the balance sheet (including every document required by law to be annexed thereto) and auditors’ report.

VOTING

52.	Method of voting

52.1	Subject to the Act, at any general meeting, a resolution put to the vote of the meeting shall be decided by a show of hands unless before the show of hands, or before or immediately following the declaration of the result of the show of hands, a poll is duly demanded.

52.2	Subject to the provisions of the Acts, a poll may be demanded on any question by:

(a)	the chairman of the meeting;

(b)	not fewer than five Members present in person or by proxy or by corporate representative and entitled to vote;

(c)	a Member or Members present in person or by proxy or by corporate representative representing in aggregate not less than one-tenth of the total voting rights of all the Members having the right to vote at the meeting; or

(d)	a Member or Members present in person or by proxy or by corporate representative holding shares in the Company conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

52.3	The instrument appointing a proxy to vote at a meeting shall be deemed also to confer authority to demand or join in demanding a poll pursuant and subject to section 329 of the Act.

52.4	Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that the resolution has been carried, or carried by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the book containing the minutes of proceedings of the Company, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

53.	Procedure on a poll

53.1	If a poll is properly demanded, it shall be taken in such manner as the chairman of the meeting directs. He may appoint scrutineers, who need not also be Members, and may fix a date, time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

53.2	Any poll demanded on the election of a chairman of a meeting or on any question of adjournment shall be taken at the meeting and without adjournment. A poll demanded on any other question shall be taken at such date, time and place as the chairman directs, either at once or after an interval or adjournment (but not more than 30 clear days after the date of the demand).

53.3	No notice need be given of a poll not taken immediately if the date, time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven clear days’ notice shall be given specifying the date, time and place at which the poll is to be taken.

53.4	The demand for a poll may be withdrawn, but only with the consent of the chairman. A demand so withdrawn shall validate the result (if any) of a show of hands declared before the demand was made. In the case of a poll demanded before the show of hands or the declaration of the result of it, the meeting shall continue as if the demand had not been made.

53.5	The demand for a poll (other than on the election of the chairman of the meeting or on any question of adjournment) shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

53.6	On a poll, votes may be given in person or by proxy. A Member entitled to more than one vote need not, if he votes on the poll, use all his votes or cast all the votes he uses in the same way.

54.	Votes of members

54.1	Subject to the Act, these Articles and to any terms as to voting upon which any shares may have been issued or may for the time being be held, or any suspension or abrogation of voting rights pursuant to these Articles, at a general meeting of the Company:

(a)	every Member present in person or by a duly authorised representative (in the case of a Member which is a corporation) shall, on a show of hands, have one vote and, save as provided in section 285(2) of the Act, every proxy present who has been duly appointed by a Member entitled to vote on the resolution, has one vote; and

(b)	every Member present in person or by proxy or by a duly authorised representative (in the case of a Member which is a corporation) shall, on a poll, have one vote for every share of which he is the holder.

54.2	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. Seniority shall be determined by the order in which the names of the joint holders stand in the register.

54.3

A Member in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom or elsewhere) that he is or may be suffering from mental disorder or is otherwise incapable of running his affairs may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised for that purpose and appointed by the court or official and any such receiver, curator bonis or other person may vote by proxy; provided, in each case, that evidence (to the satisfaction of the Board) of the authority of the person claiming to exercise the right to vote is deposited at the Office (or at such other place as is specified in accordance with these Articles for the deposit of forms of proxy) within the time limits prescribed by these Articles for the deposit of forms of proxy for use at the meeting, adjourned meeting or poll at which the right to vote is to be exercised.

54.4	For the purposes of determining which persons may attend and vote at a general meeting, and the number of votes each such person may have, the notice of the meeting may specify a date and time by which persons must be entered on the Register in order to be entitled to attend and vote at the meeting. This date and time must not be more than 48 hours before the time appointed for the commencement of the meeting.

55.	Casting vote of chairman

In the case of an equality of votes, the chairman shall, both on a show of hands and on a poll, have a casting vote. This casting vote is in addition to any vote to which he may be entitled as a Member or as a proxy.

56.	Restriction on voting rights

56.1	The provisions of Article 64 shall apply to restrict the voting rights of Members where a notice has been given in accordance with section 793 of the Companies Act 2006 in respect of shares held by such Member and the information required by such notice has not been given to the Company.

56.2	Unless the Board otherwise determines, no Member shall be entitled (in respect of any share held by him) to be present or to vote, either in person or by proxy, at any general meeting or at any separate meeting of the holders of any class of shares or on any poll, or to exercise any other rights conferred by membership in relation to any such meeting or poll, if any calls or other monies due and payable in respect of such share remain unpaid. Such restrictions shall cease to apply on payment of the amount outstanding and all costs, charges and expenses incurred by the Company by reason of such non-payment.

57.	Voting by proxy

57.1	Subject to Article 57.2, a form appointing a proxy shall be:

(a)	in writing in the usual form, or in such other form as may be approved by the Board;

(b)	executed by the appointor or his duly constituted attorney or, if the appointor is a corporation, under its seal or under the hand of its duly authorised officer or attorney or other person or persons authorised to sign.

57.2	Subject to the Acts, the Board may resolve to allow a proxy to be appointed by an electronic communication (including, but not limited to, telephone, fax or e-mail). The ability to appoint a proxy by an electronic communication may be subject to such limitations, restrictions or conditions as the Board thinks fit. In particular, but without limitation, the Board may require such evidence as it considers appropriate to decide that the appointment of a proxy in this manner is effective.

57.3	A Member is entitled to appoint a proxy to exercise all or any of his rights to attend and to speak and to vote at a general meeting of the Company.

57.4	A proxy need not be a Member.

57.5	A Member may appoint more than one proxy to attend on the same occasion. When two or more valid but different forms of proxy or electronic communications appointing a proxy are delivered or received in respect of the same share for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other(s) as regards that share. If the Company is unable to determine which was last delivered or received, none of them shall be treated as valid in respect of that share.

57.6	The appointment of a proxy shall not preclude a Member from attending and voting in person at the meeting or any adjournment of it or on any poll.

57.7	The appointment of a proxy shall, unless the contrary is stated in it, be valid for any adjournment of the meeting as well as for the meeting(s) to which it relates. No appointment of a proxy shall be valid after the expiry of 12 months from the date it is given.

57.8	The Company shall send out proxy forms, whether by post or (subject to the Acts) by electronic communication, to all of the persons entitled to receive notice of and to vote at any meeting.

58.	Delivery of proxy

58.1	In order for the appointment of a proxy to be valid:

(a)	(in the case of an appointment of a proxy by a form of proxy) the form of proxy, together with the relevant documents, if any, must be:

(i)	deposited at the Office (or at such other place within the United Kingdom as may be specified in the notice convening the meeting and/or in any form of proxy or other accompanying document sent by the Company in relation to the meeting) by the relevant time; or

(ii)	duly delivered in accordance with Article 58.3;

(b)	(in the case of an appointment of a proxy by electronic communication in accordance with the provisions of these Articles) the electronic communication appointing the proxy, together with the relevant evidence, must be received at the address by the relevant time.

58.2	For the purposes of this Article 58:

(a)	for the purpose of appointing a proxy by electronic communication, the “address” means the number or address which has been specified by the Company for the purpose of receiving electronic communications appointing proxies:

(i)	in the notice covering the meeting; or

(ii)	in any instrument of proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting;

(b)	“relevant evidence” means all or any evidence required by the Board in accordance with the provisions of Article 57.2;

(c)	the “relevant time” shall be:

(i)	48 hours before the time appointed for the commencement of the meeting or adjourned meeting at which the person appointed as proxy proposes to vote; or

(ii)	in the case of a poll taken more than 48 hours after it is demanded, 48 hours before the time appointed for the taking of the poll.

58.3	If a meeting is adjourned for less than 48 hours, or if a poll is not taken immediately but is taken not more than 48 hours after it was demanded, a form of proxy may also be delivered at the adjourned meeting or at the meeting at which the poll was demanded to any Director or the Secretary.

58.4	In calculating the periods mentioned in Articles 58.2(c) and 58.3, no account shall be taken of any day that is not a working day.

59.	Cancellation of proxy’s authority

A vote given or poll demanded in accordance with the terms of an instrument of proxy shall not be invalidated by the previous death or mental disorder of the principal or by the revocation of the appointment of proxy or of the authority under which the instrument of proxy was executed or transfer of the share in respect of which the instrument of proxy is given, provided that no intimation in writing of such death, mental disorder, revocation or transfer shall have been received by the company at the office (or such other place as was specified for the delivery of instruments of proxy in the notice convening the meeting or other accompanying document or the address (as defined in Article 58.2)) not later than the last time at which an instrument of proxy should have been delivered in order to be valid for use at the meeting or on the holding of the poll at which the vote was given for the poll demanded.

60.	Corporate representative

60.1	A member which is a corporation may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the company or at any separate meeting of the holders of any class of shares. The person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation’s holding to which the authorisation relates) as that corporation could exercise if it were an individual member. The corporation shall, for the purposes of these articles, be deemed to be present in person at any such meeting if a person so authorised is present at it, and all references to attendance and voting in person shall be construed accordingly. Where a corporation authorises more than one person:

(a)	on a vote on a resolution on a show of hands at a meeting of the Company, each authorised person has the same voting rights as the grantor would be entitled to; and

(b)	where Article 60.1(a) does not apply (e.g. on a poll) and more than one authorised person purports to exercise a power in respect of the same shares:

(i)	if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; and

(ii)	if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.

60.2	A Director, the Secretary or some person authorised for the purpose by the Secretary may require the representative to produce a certified copy of the resolution so authorising him before permitting him to exercise his powers.

61.	Objection to or error in voting

No objection shall be raised to the qualification of any voter, or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is tendered or at which the error occurs. Any objection made in due time shall be referred to the chairman of the meeting and shall only vitiate the result of the voting if, in the opinion of the chairman, it is of sufficient magnitude to affect the decision of the meeting. The decision of the chairman shall be final and conclusive.

62.	Amendments to resolutions

62.1	No amendment to a special resolution (other than a clerical amendment to correct a patent error) may be considered in any circumstances.

62.2	No amendment to an ordinary resolution (other than a clerical amendment to correct a patent error) may be considered unless either:

(a)	at least 48 hours’ prior written notice of the amendment has been lodged with the Company at the Office; or

(b)	the chairman of the meeting agrees otherwise.

62.3	If any amendment proposed to any resolution under consideration is ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

63.	Confidential information

No Member present at a general meeting, whether in person, by proxy or by representative, shall be entitled to require disclosure of or any information about any detail of the Company’s trading, or that may relate to the conduct of the business of the Company, if the Board decides that it is in the interests of the Company to keep that information confidential.

DISCLOSURE OF INTERESTS IN SHARES

64.	Sanctions for non-disclosure

64.1	Where a Member, or any other person appearing to be interested in shares held by that Member, has:

(a)	been issued with a notice pursuant to section 793 of the Act; and

(b)

failed in relation to any shares (“default shares”, which expression shall include any further shares which are issued in respect of such default shares) to give the Company the information required by that notice within the prescribed period from the date of service of the notice,then, unless the Board otherwise determines, the sanctions set out in Articles 64.2 and 64.3 shall apply.

64.2	The Member shall not be entitled in respect of the default shares and any other shares held by him to be present or to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares, or on any poll, or to exercise any other right conferred by membership in relation to any such meeting or poll. The same restrictions shall apply to any transferee to whom any of such default shares are transferred, unless such transfer is an excepted transfer (as defined in Article 68.5).

64.3	Where the default shares represent at least 0.25 per cent in nominal value of the issued shares of their class:

(a)	any dividend or other monies payable in respect of the default shares shall be withheld by the Company, which shall not have any obligation to pay interest on it, and the Member shall not be entitled to elect, pursuant to Articles 132 or 133, to receive shares instead of that dividend; and

(b)	save for an excepted transfer (as defined in Article 68.5) and subject to the requirements of the relevant system in relation to shares in uncertificated form, no transfer of a default share shall be registered unless:

(i)	the Member is not himself in default as regards supplying the information required; and

(ii)	the Member proves to the satisfaction of the Board that no person in default as regards supplying such information is interested in any of the shares which are the subject of the transfer.

65.	Cessation of sanctions

65.1	Where the sanctions under Article 64 apply in relation to any shares, they shall cease to have effect seven days following the earlier of:

(a)	receipt by the Company of notice that the shares have been transferred by means of an excepted transfer; or

(b)	receipt by the Company of the information required by the notice issued pursuant to section 793 of the Act.

65.2	The Board may at any time give notice cancelling or suspending for a stated period the operation of the sanctions under Article 64 in whole or in part.

66.	Section 793 notices

66.1	Any notice issued pursuant to section 793 of the Act may treat certificated and uncertificated shares of a holder as separate holdings and either apply only to certificated shares or to uncertificated shares or make different provision for certificated and uncertificated shares.

66.2	Where, on the basis of information obtained from a Member in respect of any share held by him, the Company issues a notice pursuant to section 793 of the Act to any other person, it shall, at the same time, send a copy of the notice to the Member. The accidental omission to do so, or the non-receipt by the Member of the copy, shall not invalidate or otherwise affect the application of Article 64.

67.	Approved depositaries

67.1	Where a person who appears to be interested in shares has been served with a notice pursuant to section 793 of the Act and the shares in which he appears to be interested are held by an Approved Depositary, the provisions of Articles 64 to 66 (inclusive) shall be treated as applying only to the shares which are held by the Approved Depositary in which that person appears to be interested and not (so far as that person’s apparent interest is concerned) to any other shares held by the Approved Depositary.

67.2	While the Member on which a notice pursuant to section 793 of the Act is served is an Approved Depositary, the obligations of the Approved Depositary as a Member will be limited to disclosing to the Company any information relating to a person who appears to be interested in the shares held by it which has been recorded by it in accordance with the arrangement under which it was appointed as an Approved Depositary.

68.	Disclosure of interests - definitions

For the purposes of Articles 64 to 67 (inclusive):

68.1	a person, other than the Member holding a share, shall be treated as appearing to be interested in that share if:

(a)	the Member has informed the Company that the person is, or may be, so interested; or

(b)	the Company (after taking account of any information obtained from the Member or, pursuant to a notice under section 793 of the Act, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested;

68.2	“interested” shall be construed in the same way as it is construed for the purpose of section 793 of the Companies Act 2006;

68.3	reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes reference to his having failed or refused to give all or any part of it and reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

68.4	the “prescribed period” means 14 days in a case where the default shares represent at least 0.25 per cent, of their class and in any other case 28 days;

68.5	an “excepted transfer” means, in relation to any shares held by a Member:

(a)	a transfer pursuant to the acceptance of a takeover offer for the Company (within the meaning of the Act);

(b)	a transfer in consequence of a sale made through a recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or any other stock exchange outside the United Kingdom on which the Company’s shares of the same class as the default shares are normally traded; or

(c)	a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the Member and with any other person appearing to be interested in the shares.

69.	Section 794

Nothing contained in these Articles shall limit the power of the Company under section 794 of the Act and in connection with such an application or intended application or otherwise to require information on shorter notice than the prescribed period.

NUMBER OF DIRECTORS

70.	Number

Unless and until otherwise determined by the Company by ordinary resolution, the number of Directors (other than alternate Directors) shall not be subject to any maximum but shall not be less than two.

ALTERNATE DIRECTORS

71.	Appointment

71.1	Any Director (other than an alternate Director) may, by notice delivered to the Secretary at the Office, or in any other manner approved by the Board, appoint any other Director or any other person who is approved by the Board and is willing to act to be his alternate.

71.2	An alternate Director shall not be required to hold any shares in the Company. Any appointment or removal of an alternate Director shall be by notice to the Company.

72.	Revocation of appointment

72.1	A Director may, at any time, by notice delivered to the Secretary at the Office, revoke the appointment of his alternate Director and, subject to the provisions of Article 71, appoint another person in his place.

72.2	If a Director ceases to hold the office of director or if he dies, the appointment of his alternate Director shall then also cease. However, if any Director retires but is re-elected at the meeting at which such retirement takes effect, any valid appointment of an alternate Director which was in force immediately before his retirement shall continue to operate after his re-election as if he had not so retired.

72.3	The appointment of an alternate Director shall cease on the happening of any event which, if he was a Director otherwise appointed, would cause him to vacate office.

73.	Participation in board meetings

73.1	Every alternate Director shall (subject to him giving to the Company a postal/electronic address within the United Kingdom at which notices may be served on him) be entitled to receive notice of all meetings of the Board and all Committees of which his Appointor is a Member. But it shall not be necessary to give notice of such a meeting to an alternate Director who is absent from the United Kingdom.

73.2	In the absence from such meetings of his Appointor, an alternate Director shall be entitled to attend and vote at such meetings and to exercise all the powers, rights, duties and authorities of his Appointor.

73.3	A Director acting as alternate Director shall have, in addition to his own vote, a separate vote at Board and Committee meetings for each Director for whom he acts as alternate Director; however, he shall count as only one Director for the purpose of determining whether a quorum is present.

74.	Responsibility

Save as otherwise provided in these Articles, every person acting as an alternate Director shall be deemed to be an officer of the Company, shall alone be responsible for his own acts and defaults, and shall not be deemed to be the agent of his Appointor.

75.	Remuneration and expenses

An alternate Director shall not be entitled as against the Company to any fees for his services as an alternate. An alternate Director shall be paid by the Company such expenses as might properly have been repaid to him if he had been a Director.

POWERS OF THE BOARD

76.	Powers of the board

76.1	Subject to the provisions of the Acts and these Articles and to any directions given by special resolution of the Company, the business of the Company shall be managed by the Board which may exercise all the powers of the Company whether relating to the management of the business or not.

76.2	No alteration of these Articles and no special resolution of the Company shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such special resolution had not been passed.

76.3	The provisions contained elsewhere in these Articles as to any specific power of the Board shall not be deemed to limit the general powers given by this Article 76.

76.4	Without prejudice to the ability of the shareholders to change the Company’s name by special resolution, the Directors may resolve to change the name of the Company.

77.	Powers of directors if fewer than minimum required number

77.1	If the number of Directors is fewer than the minimum for the time being prescribed by these Articles, the remaining Director or Directors shall only act for the purpose of appointing an additional Director or Directors to make up such minimum or to convene a general meeting of the Company for the purpose of making such appointment. If there is no Director or if no Director or Directors are able or willing to act, then any two Members may summon a general meeting for the purpose of appointing Directors.

77.2	Any additional Director appointed by the remaining Director or Directors shall (subject to the provisions of these Articles and unless he is re-elected during such meeting) hold office only until the dissolution of the annual general meeting of the Company next following such appointment.

78.	Exercise of voting rights

The Board may exercise or cause to be exercised the voting rights conferred by shares in any other company held or owned by the Company, or any power of appointment to be exercised by the Company, in such manner and in all respects as it thinks fit (including the exercise of the voting rights or power of appointment in favour of the appointment of any Director as a Director or other officer or employee of such company or in favour of the payment of remuneration to the Directors, officers or employees of such company).

79.	Corporate Members

The Board may at any time require a corporate Member to furnish any information, supported (if the Board so requires) by a statutory declaration, which it may consider necessary for the purpose of determining whether or not such Member is a close company within the meaning of section 414 of the Income and Corporation Taxes Act 1988.

80.	Provision for employees on cessation or transfer of business

The Board may resolve to exercise any power conferred on the Company by the Acts to make provision for the benefit of any person employed or formerly employed by the Company or any of its subsidiaries (or any member of his family, including a spouse or former spouse or any person who is or was dependent on him) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

81.	Overseas register

Subject to the provisions of the Acts, the Board may exercise the powers conferred on the Company with regard to the keeping of an overseas or local or other register and may make and vary such regulations as it thinks fit in respect of the keeping of any such register.

82.	Borrowing powers

Subject to the provisions of the Acts, the Board may exercise all the powers of the Company:

(a)	to borrow money;

(b)	to mortgage or charge all or any part of the undertaking, property and assets (present or future) and uncalled capital of the Company;

(c)	to issue debentures and other securities; and

(d)	to give security, either outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

83.	Register of charges

The Board shall keep a register of charges in accordance with the Acts and the fee to be paid by any person other than a creditor or Member for each inspection of the register of charges to be kept under the Acts shall be the maximum sum prescribed by the Acts or, failing that, determined by the Board.

DELEGATION OF DIRECTORS’ POWERS

84.	Powers of executive directors

The Board may from time to time delegate or entrust to and confer upon any Director holding executive office (including a managing Director) such of its powers, authorities and discretions (with power to sub-delegate) for such time, on such terms and subject to such conditions as it thinks fit. It may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

85.	Delegation to committees

85.1	The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) (including powers or discretions relating to the remuneration of or benefits given to the Directors) for such time, on such terms and subject to such conditions as it thinks fit to any Committee consisting of one or more Directors and (if thought fit) one or more other persons (provided that a majority of the members of a Committee shall be Directors or alternate Directors and no resolution of a Committee shall be effective unless a majority of those present when it was passed are Directors or alternate Directors). The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect, and may from time to time revoke, withdraw, alter or vary all or any of such powers, and discharge any such Committee in whole or in part.

85.2	All Committees shall, in the exercise of the powers delegated to them and in the transaction of business, conform to any mode of proceedings and regulations which may be prescribed by the Board. Subject to that, the proceedings of any Committee shall be governed by such of these Articles as regulate the proceedings of the Board, so far as they are capable of applying.

85.3	References in these Articles to Committees include sub-committees permitted under these Articles.

86.	Local and divisional management

86.1	The Board may establish any local or divisional boards or agencies for managing any of the affairs of the Company in any locality in relation to any business, either in the United Kingdom or elsewhere; and it may appoint any person to be a member of such local or divisional board, or a manager or agent, and may fix his remuneration.

86.2	The Board may delegate to any local or divisional board, manager or agent so appointed any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members for the time being of any such local or divisional board, or any of them, to fill up any vacancies and to act even though there are vacancies; and any such appointment or delegation may be made for such time, on such terms and subject to such conditions as the Board thinks fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

86.3	Subject to any terms and conditions expressly prescribed by the Board, the proceedings of any local or divisional board or agency with two or more members shall be governed by such of these Articles as regulate the proceedings of the Board, so far as they are capable of applying.

87.	Power of attorney

The Board may, by power of attorney or otherwise, appoint any person or persons to be the agent of the Company and may delegate to any such person or persons any of its powers, authorities and discretions (with power to sub-delegate), in each case for such purposes and for such time, on such terms (including, but not limited to, remuneration and the protection and convenience of persons dealing with the agent) and subject to such conditions as it thinks fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

88.	Associate Directors

The Board may appoint any person (not being a Director) to any office or employment having a designation or title including the word “director”, or attach to any existing office or employment with the Company such designation or title, and may terminate any such appointment or the use of such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that such person is, or is deemed to be, or is empowered in any respect to act as, a Director for any of the purposes of the Acts or these Articles.

APPOINTMENT AND RETIREMENT OF DIRECTORS

89.	Power of the Company to appoint Directors

Subject to the provisions of the Acts and of these Articles, the Company may by ordinary resolution appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board, but so that the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles.

90.	Power of the Board to appoint Directors

90.1	Without prejudice to the power of the Company to appoint any person to be a Director pursuant to these Articles but subject to the provisions of the Acts and of these Articles, the Board may, at any time, appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board, but so that the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles.

90.2	Any Director so appointed shall:

(a)	(subject to the provisions of these Articles and unless he is re-elected during such meeting) hold office only until the dissolution of the annual general meeting of the Company next following such appointment; and

(b)	not retire by rotation at such meeting or be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

91.	Appointment of executive directors

91.1	Subject to the provisions of the Acts, the Board may from time to time appoint one or more of its body to hold any employment or executive office (including that of chief executive and managing Director) for such period and on such terms as the Board may determine; and (without prejudice to any claim for damages for breach of any contract of service between the Director and the Company and to any claim which may arise by operation of law) the Board may revoke or terminate any such appointment.

91.2	A chief executive, managing Director or other executive Director who ceases to hold the office of director from any cause shall automatically cease to be a managing or executive Director immediately.

92.	Eligibility of new directors

92.1	No person, other than a Director retiring (by rotation or otherwise), shall be eligible for appointment or reappointment as a Director at any general meeting, unless:

(a)	he is recommended by the Board; or

(b)	not fewer than seven nor more than 42 days before the date appointed for the meeting, notice by a Member (other than the person to be proposed) entitled to attend and vote at the meeting of the intention to propose that person for appointment or reappointment, stating the particulars which would, if he were so appointed or reappointed, be required to be included in the Company’s register of Directors, together with notice given by that person of his willingness to be appointed or reappointed, is lodged at the Office.

92.2	Provided always that all natural persons who are Directors shall have attained the age of 16, no Director shall vacate his office or be ineligible for appointment or re-appointment as a Director by reason only of his having attained any particular age, nor shall special notice be required of any resolution appointing or approving the appointment of such a Director or any notice be required to state the age of the person to whom such resolution relates

93.	Voting on resolution for appointment

A resolution for the appointment of two or more persons as Directors by a single resolution shall be void unless an ordinary resolution that it shall be so proposed has first been agreed to by the meeting without any vote being given against it.

94.	Retirement by rotation

At each annual general meeting of the Company, one-third of the Directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to but not exceeding one-third shall retire from office but so that, if there are fewer than three Directors who are subject to retirement by rotation, one shall retire from office.

In addition to the Directors required to retire by rotation under Article 94 (as determined in accordance with Article 95), there shall also be required to retire by rotation any Director who at an annual general meeting of the Company shall have been a Director at each of the preceding two annual general meetings of the Company, provided that:

(a)	he was not appointed or reappointed at either such annual general meeting; and

(b)	he has not otherwise ceased to be a Director (whether by resignation, retirement, removal or otherwise) and been reappointed by general meeting of the Company at or since either such annual general meeting.

95.	Directors subject to retirement

95.1	Subject to the provisions of the Acts and of these Articles, the Directors to retire by rotation at each annual general meeting shall:

(a)	exclude any Director appointed after the date of any notice convening the annual general meeting; and

(b)	include, so far as necessary to obtain the number required, first, any Director who wishes to retire and not offer himself for re-election, and secondly, those Directors who have been longest in office since their last appointment or reappointment. As between two or more Directors who have been in office an equal length of time, the Director to retire shall, in default of agreement between them, be determined by lot.

95.2	The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at the start of business on the date of the notice convening the annual general meeting, even though the number or identity of the Directors after that time but before the close of the meeting may change.

96.	Position of retiring director

A Director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be reappointed. If he is not reappointed or is not deemed to have been reappointed, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

97.	Deemed reappointment

At any general meeting at which a Director retires by rotation, the Company may fill the vacancy. If it does not do so, the retiring Director shall, if willing, be deemed to have been reappointed, unless it is expressly resolved not to fill the vacancy or a resolution for the reappointment of the Director is put to the vote of the meeting and lost.

REMOVAL AND DISQUALIFICATION OF DIRECTORS

98.	Removal by ordinary resolution

In addition to any power of removal conferred by the Acts and without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company and to any claim which may arise by operation of law, the Company may by ordinary resolution remove any Director before the expiration of his period of office; and, subject to the provisions of the Acts and of these Articles, the Company may by ordinary resolution appoint another person who is willing to act to be a Director in his place. Any person so appointed shall be treated, for the purposes of determining the time at which he or any other Director is to retire, as if he had become a Director on the day on which the person in whose place he is appointed was last appointed or reappointed a Director.

99.	Vacation of office by director

99.1	Without prejudice to the provisions for retirement (by rotation or otherwise) contained in these Articles, the office of a Director shall be vacated if:

(a)	he resigns by notice delivered to the Secretary at the Office or tendered at a Board meeting;

(b)	he ceases to be a Director by virtue of any provision of the Acts, is removed from office pursuant to these Articles or becomes prohibited by law from being a Director;

(c)	he becomes bankrupt, has an interim receiving order made against him, makes any arrangement or composition with his creditors generally or applies to the court for an interim order under the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

(d)	he is or may be suffering from mental disorder or is otherwise incapable of running his affairs and either:

(i)	an order is made by any court or official having jurisdiction for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property and affairs; or

(ii)	he is admitted to hospital following an application for admission for treatment under the Mental Health Act 1983 (as amended) or any similar legislation in any other jurisdiction,

and the Board resolves that his office be vacated;

(e)	both he and his alternate Director (if any) appointed pursuant to the provisions of these Articles have been absent, without the permission of the Board, from Board meetings for six consecutive months, and the Board resolves that his office be vacated;

(f)	his contract for his services as a Director expires or is terminated for any reason and is neither renewed nor a new contract granted within 28 days; or

(g)	(without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company and to any claim which may arise by operation of law) he is removed from office by a notice addressed to him at his last known address and signed by all his co-directors. An alternate Director appointed by the Director to whom such notice is being given and acting in his capacity as such shall not be required to sign such notice; and a Director and any alternate Director appointed by him and acting in his capacity as such shall constitute a single Director for this purpose, so that the signature of either of them on such notice shall be sufficient.

99.2	If the office of a Director is vacated for any reason, he shall cease to be a member of any Committee.

99.3	A resolution of the Board declaring a Director to have vacated office under the terms of this Article 99 shall be conclusive as to the fact and grounds of vacation stated in the resolution.

REMUNERATION OF NON-EXECUTIVE DIRECTORS

100.	Ordinary remuneration

100.1	Unless otherwise determined by the Company by ordinary resolution, a Director (other than an alternate Director) who does not hold executive office shall be paid for his services as a Director fees at such rate as the Board may decide.

100.2	Any fee payable pursuant to this Article 100 shall be deemed to accrue from day to day and shall be distinct from any salary, remuneration or other amounts payable to a Director pursuant to other provisions of these Articles.

101.	Additional remuneration

Any Director who does not hold executive office and who serves on any Committee or who devotes special attention to the business of the Company, or who otherwise performs any services on behalf of the Company or its business which, in the opinion of the Board, are outside the scope of the ordinary duties of a Director, may (without prejudice to the provisions of Article 100) be paid such reasonable additional remuneration for such services, whether by way of additional fees, salary, percentage of profits or otherwise, as the Board may from time to time determine.

REMUNERATION OF EXECUTIVE DIRECTORS

102.	Remuneration of executive directors

The salary or remuneration of any Director appointed to hold any employment or executive office in accordance with the provisions of these Articles shall be such as the Board may from time to time determine, and may be either a fixed sum of money, or may altogether or in part be governed by business done or profits made or otherwise determined by the Board.

DIRECTORS’ EXPENSES

103.	Expenses

Each Director shall be entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by him in the performance of his duties as Director, including any expenses incurred in attending meetings of the Board or of any Committees or general meetings or separate meetings of the holders of any class of shares or debentures of the Company.

DIRECTORS’ INTERESTS

104.	Approval of the Board

104.1	The Board may, subject to the quorum and voting requirements set out in this Article 104, authorise any matter which relates to a situation in which a Director (the “relevant Director”) has, or can have, a direct or indirect interest which conflicts, or possibly may conflict, with the interests of the Company and which would, if not so authorised, result in a breach of duty by the relevant Director under Section 175 of the Act (a “Conflict”).

104.2	The relevant Director seeking authorisation in respect of a Conflict must declare to the Board the nature and extent of his interest in that Conflict as soon as is reasonably practicable. The relevant Director must provide the Board with such details as are necessary for the Board to decide whether or not to authorise the Conflict. The relevant Director must also provide such additional information as may be requested by the Board.

104.3	Any Director (including the relevant Director) may propose that a Conflict is authorised by the Board. Such proposal and any authorisation given by the Board shall be effected in the same way that any other matter may be proposed to and resolved upon by the Board in accordance with the provisions of these Articles save that:

(a)	the relevant Director and any other Director with an interest in the Conflict (together the “Interested Directors”) shall not count towards the quorum nor vote on any resolution giving such authorisation; and

(b)	an Interested Directors may, if the other members of the Board so decide, be excluded from any board meeting while the Conflict is under consideration.

104.4	Where the Board authorises a Conflict:

(a)	the Board may (whether at the time of giving the authorisation or subsequently):

(i)	require that an Interested Director is excluded from the receipt of information, the participation in discussion and/or the making of decisions (whether at meetings of the Board or otherwise) related to the Conflict; and

(ii)	impose upon an Interested Director such other terms for the purpose of dealing with the Conflict as it may determine.

(b)	the Interested Director will be obliged to conduct himself in accordance with any terms imposed by the Board in relation to the Conflict;

(c)	the Board may provide that where the Interested Director obtains or has obtained (through his involvement in the Conflict and otherwise than through his position as a Director of the Company) information that is confidential to a third party, the Director will not be obliged to disclose that information to the Company, or to use or apply the information in relation to the Company’s affairs;

(d)	the terms of the authorisation must be recorded in writing (but the authority will be effective whether or not the terms are so recorded); and

(e)	the Board may revoke or vary such authorisation at any time but this will not affect anything done by the Interested Director prior to such revocation or variation in accordance with the terms of such authorisation.

104.5	A Director may, subject to declaring the nature and extent of his interest to the Board in accordance with Sections 184 or 185 of the Act, be or become a director of any other company in which the Company does not have an interest and which cannot reasonably be regarded as giving rise to a Conflict due to his being a director of that other company.

105.	Other Interests

105.1	Subject to Article 105.3, if a Director is in any way directly or indirectly interested in a proposed contract, arrangement, transaction or proposal with the Company or a contract that has been entered into by the Company he must declare the nature and extent of that interest to the Directors in accordance with Section 177 and 182 of the Act.

105.2	Subject to having declared his interest pursuant to Article 105.1 and subject to the provisions of the Act, a Director notwithstanding his office:

(a)	may enter into or otherwise be interested in any contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise directly or indirectly interested;

(b)	may hold any other office or place of profit under the Company (except that of Auditor or of auditor of a subsidiary of the Company) in conjunction with the office of Director and may act by himself or through his firm in a professional capacity for the Company, and in any such case on such terms as to remuneration and otherwise as the Board may approve, either in addition to or in lieu of any remuneration provided for by any other Article;

(c)	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with or otherwise interested in, any company promoted by the Company or in which the Company is otherwise interested or as regards which the Company has any powers of appointment; and

(d)	shall not be liable to account to the Company for any profit, remuneration or other benefit realised by any such office, employment, contract, arrangement, transaction or proposal,

and no such contract, arrangement, transaction or proposal shall be avoided on the grounds of any such interest or benefit.

105.3	A Director need not declare an interest under Article 105:

(a)	if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

(b)	of which the Director is not aware, or where the Director is not aware of the contract in question, and for this purpose a Director is treated as being aware of matters of which he ought to be aware;

(c)	if, or to the extent that, the other Directors are already aware of it (and for this purpose the other Directors are treated as aware of anything of which they ought reasonably to be aware); or

(d)	if, or to the extent that, it concerns the terms of a service contract that have been or are to be considered by a Board meeting or a committee of the Directors appointed for this purpose under the Articles.

105.4	Save as provided in this Article, a Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board or of a committee of the Board concerning any contract, arrangement, transaction or any other proposal whatsoever to which the Company is or is to be a party and in which he has an interest which (together with any interest of any person connected with him within the meaning of Section 252 of the Act) is to his knowledge a material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company, unless the resolution concerns any of the following matters:

(a)	the giving of any security, guarantee or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries;

(b)	the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any or its subsidiaries for which he himself has assumed responsibility in whole or in part by the giving of security or under a guarantee or indemnity;

(c)	any proposal concerning an offer for subscription or purchase of shares or debentures or other securities or rights of or by the Company or any of its subsidiaries or of any other company which the Company may promote or in which it may be interested in which offer he is or is to be interested as a participant in the underwriting or subunderwriting;

(d)	any proposal concerning any other company in which he is interested directly or indirectly and whether in any one or more of the capacities of officer, creditor, employee or holder of shares, debentures, securities or rights of that other company, but only where he is not the holder (otherwise than as a nominee for the Company or any of its subsidiaries) of or beneficially interested in one per cent or more of the issued shares of any class of such company or of any third company through which his interest is derived or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article 105.4 to be a material interest in all circumstances);

(e)	any proposal concerning the adoption, modification or operation of a superannuation fund, retirement benefits scheme, share option scheme or share incentive scheme under which he may benefit; or

(f)	any proposal concerning the purchase and/or maintenance of any insurance policy under which he may benefit.

105.5	A Director shall not vote or be counted in the quorum on any resolution of the Board or committee of the Board concerning his own appointment (including fixing or varying the terms of his appointment or its termination) as the holder of any office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or its termination) of two or more Directors to offices or places of profit with the Company or any company in which the Company is interested, such proposals may be divided and a separate resolution considered in relation to each Director. In such case each of the Directors concerned (if not otherwise debarred from voting under these Articles) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

105.6	If any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall (subject to the Act) be referred to the chairman of the meeting (or, where such question shall arise concerning such chairman, to such other Director present at the meeting as the Directors present, other than such chairman, shall by majority vote appoint) and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed.

105.7	For the purposes of this Article, the interest of any person who is connected with a Director (within the meaning of Section 252(2) of the Act) shall be taken to be the interest of that Director.

105.8	Where the existence of a relevant Director’s relationship with another person has been approved by the Board pursuant to Article 104 and his relationship with that person gives rise to a Conflict, the relevant Director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he:

(a)	absents himself from meetings of the Board at which any matter relating to the Conflict will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(b)	makes arrangements not to receive documents and information relating to any matter which gives rise to the Conflict sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such Conflict is continuing.

105.9	The provisions of Articles 104 and 105 are without prejudice to any equitable principle or rule of law which may excuse a Director from:

(a)	disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or

(b)	attending meetings or discussions or receiving documents and information as referred to in Article 105.8, in circumstances where such attendance or reception would otherwise be required under these Articles.

105.10	Subject to the provisions of the Acts, the Company may by ordinary resolution suspend or relax the provisions of Articles 104 and 105, either generally or in respect of any particular matter, or ratify any transaction not duly authorised by reason of a contravention of such Articles.

105.11	For the purposes of Articles 104 and 105:

(a)	in relation to an alternate Director, an interest of his Appointor shall be treated as an interest of the alternate Director, in addition to any interest which the alternate Director otherwise has; and

(b)	without prejudice to Article 105.11(a), the provisions of this Articles 104 and 105 shall apply to an alternate Director as if he were a Director otherwise appointed.

DIRECTORS’ GRATUITIES AND BENEFITS

106.	Benefits

106.1	The Board may exercise all the powers of the Company to provide:

(a)	pensions or other retirement or superannuation benefits;

(b)	death or disability benefits; or

(c)	other allowances or gratuities,

by insurance or otherwise, for any person who is, or has at any time been, a Director of or employed by or in the service of the Company or any company which is a subsidiary company of the Company, or is allied to or associated with the Company or any such subsidiary, or any predecessor in business of the Company or any such subsidiary.

106.2	The Board may also exercise the powers of the Company to extend these arrangements to any family member of such person (including a spouse or former spouse) or any person who is, or was, dependent on him.

106.3	For such purpose, the Board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The Board may procure any of these matters to be done by the Company, either alone or in conjunction with any other person.

106.4	Any Director or former Director shall be entitled to receive and retain for his own benefit any pension or other benefit provided under this Article 106 and shall not be obliged to account for it to the Company.

PROCEEDINGS OF THE BOARD AND COMMITTEES

107.	Board meetings

Subject to the provisions of these Articles, the Board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit.

108.	Notice of board meetings

108.1	Any Director may, and the Secretary at the request of a Director shall, summon a Board meeting at any time by notice (which need not be in writing) served on the members of the Board in accordance with the provisions of Article 145. A Director may waive the requirement that notice be given to him of any Board meeting, either prospectively or retrospectively.

108.2	A Director absent or intending to be absent from the United Kingdom may request (by notice in writing to the Board) that, during his absence, notices of Board meetings be sent to him at any address given by him to the Company for this purpose. If no such request is made, or if oral notice only is given of a Board meeting and there is no telephone or facsimile transmission number given, it shall not be necessary to give notice of a Board meeting to a Director who is absent from the United Kingdom. Where such address is outside the United Kingdom, the Company shall not be obliged to give the Director a longer period of notice than he would have been entitled to had he been present in the United Kingdom.

109.	Quorum

The quorum necessary for the transaction of business may be determined by the Board and, until otherwise determined, shall be two Directors. A duly convened meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the Board.

110.	Chairman of the board

The Board may appoint one of its body as chairman to preside at every Board meeting at which he is present and one or more deputy chairmen, and determine the period for which he is or they are to hold office (and may at any time remove him or them from office). If no such chairman or deputy chairman is elected, or if at any meeting neither the chairman nor a deputy chairman is present within 15 minutes of the time appointed for commencement of the meeting, the Directors and (in the absence of their Appointors) alternate Directors present shall choose one of their number to be chairman of such meeting. In the event of two or more deputy chairmen being present, the senior of them shall act as chairman of the meeting, seniority being determined by length of office since their last appointment or reappointment. As between two or more who have held office an equal length of time, the deputy chairman to act as chairman shall be decided by those Directors and (in the absence of their Appointors) alternate Directors present. Any chairman or deputy chairman may also hold executive office in the Company.

111.	Voting

Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.

112.	Participation by telephone

Provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting, any Director, Directors or alternate may validly participate in a meeting of the Board or a Committee through the medium of one or more conference telephones or similar form of communications equipment. A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Subject to the Acts, all business transacted in such manner by the Board or a Committee shall, for the purposes of these Articles, be deemed to be validly and effectively transacted at a meeting of the Board or a Committee, even though fewer than two Directors are physically present at the same place. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

113.	Resolutions in writing

A resolution in writing signed by all the Directors for the time being entitled to receive notice of a Board meeting (not being less than a quorum), or by all members of a Committee, shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or Committee, as the case may be). The resolution in writing may consist of several documents in the same form, each signed by one or more of the Directors or members of the relevant Committee, and may be in any form as the Board determines including fax and other electronic communications. Such a resolution need not be signed by an alternate Director if it is signed by his Appointor, and a resolution signed by an alternate need not also be signed by his Appointor.

114.	Validity of proceedings of the board or committee

114.1	All acts done by a meeting of the Board, or of a Committee, or by any person acting as a Director, alternate Director or member of a Committee shall, even though it is afterwards discovered that:

(a)	there was some defect in the appointment of any person or persons acting as such; or

(b)	they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office,

be as valid as if every such person had been duly appointed, and was duly qualified, and had continued to be a Director, alternate or member of a Committee and entitled to vote.

SECRETARY

115.	Secretary

115.1	Subject to the provisions of the Acts, the Board shall appoint a Secretary or joint Secretaries and shall have power to appoint one or more persons to be an assistant or deputy Secretary at such remuneration and on such terms and conditions as it thinks fit. Without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company and to any claim which may arise by operation of law, the Board may from time to time remove any person so appointed from office and appoint another or others in his place.

115.2	Any provision of the Acts or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

115.3	Anything required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any assistant or deputy Secretary or, if there be no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Board.

115.4	Persons dealing with the Company shall be entitled to assume that each joint Secretary is entitled by himself to do anything required or authorised to be done by the Secretary.

AUTHENTICATION OF DOCUMENTS

116.	Authentication of documents

116.1	Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate:

(a)	any documents affecting the constitution of the Company (including its memorandum and Articles of association);

(b)	any resolutions passed by the Company or the Board or a Committee; and

(c)	any books, records, documents and accounts relating to the business of the Company,

and to certify copies of them or extracts from them as true copies or extracts, and any such authentication or certification shall be conclusive and binding on all concerned.

116.2	If any books, records, documents and accounts are not kept at the Office, the person who holds them shall be deemed to be the person so appointed by the Board for the purposes of Article 116.1.

MINUTES

117.	Minutes

117.1	The Board shall cause minutes to be made, in books kept for the purpose, of:

(a)	all appointments of officers made by the Board;

(b)	all appointments of Committees;

(c)	the names of Directors present at every meeting of the Board, Committees, the Company or the holders of any class of shares or debentures of the Company; and

(d)	all orders, resolutions and proceedings of such meetings.

117.2	Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings were held, or by the chairman of the next succeeding meeting, or the Secretary, shall be sufficient evidence of the matters stated in such minutes.

SEALS

118.	Safe custody

The Board shall provide for the safe custody of every Seal.

119.	Application of seals

119.1	A Seal shall only be used pursuant to the authority of a resolution of the Board or of a Committee.

119.2	The Board may determine who shall sign any document to which a Seal is affixed or which is intended to take effect as if executed under seal (or, in the case of share certificates, on which the Seal is printed), either generally or in relation to a particular document or type of document. The Board may also determine, either generally or in any particular case, that such signature may be dispensed with. Unless otherwise determined by the Board:

(a)	share certificates and, subject to the provisions of any document constituting the same, certificates issued in respect of any debentures or other securities need not be signed; and

(b)	every other document to which a Seal is affixed shall be signed by one Director and the Secretary or by two Directors.

119.3	Any document signed by one Director and the Secretary or by two Directors or by one Director or one authorised person, in each case, in the presence of a witness and expressed (in whatever form of words) to be executed by the Company shall have the same effect as if executed under a Seal.

119.4	Nothing in these Articles shall require the Company to issue under the Seal any certificate or other document which is not by law required to be so issued.

120.	Securities seal

Any seal which is to be used as a securities seal shall be used only for sealing securities issued by the Company, and documents creating or evidencing securities so issued. Any such securities or documents sealed with the securities seal shall not be required to be signed.

CHEQUES, BILLS AND NOTES

121.	Cheques, bills and notes

The Directors may draw, make, accept or endorse, or authorise any other person or persons to draw, make, accept or endorse, any cheques, bills of exchange, promissory notes or other negotiable instruments, provided that every cheque, bill of exchange, promissory note or other negotiable instrument drawn, made, accepted or endorsed shall be signed by such persons or person as the Directors may appoint for the purpose.

DIVIDENDS AND OTHER PAYMENTS

122.	Declaration of dividends

Subject to the provisions of the Acts and of these Articles, the Company may by ordinary resolution declare a dividend to be paid to the Members according to their respective rights and interests in the profits of the Company, but no dividend shall exceed the amount recommended by the Board.

123.	Interim dividends

123.1	Subject to the provisions of the Acts, the Board may, if it considers that the profits of the Company available for distribution justify such payments:

(a)	declare and pay interim dividends on shares of any class of such amounts and on such dates and for such periods as it determines; and

(b)	declare and pay the fixed dividend on any class of shares carrying a fixed dividend on the dates prescribed for the payment of such dividends.

123.2	If the share capital is divided into different classes, the Board may pay interim dividends on shares which rank after shares conferring preferred rights with regard to dividend as well as on shares with preferred rights, unless at the time of payment any preferential dividend is in arrears.

123.3	Provided that the Board acts in good faith, it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of any interim dividend on any shares ranking after those with preferred rights.

124.	Entitlement to dividends

124.1	Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid on the record date determined by the Board in respect of that dividend.

124.2	No amount paid up on a share in advance of a call shall be treated for the purpose of this Article 124 as paid up on the share.

124.3	Subject to Article 124.2, all dividends shall be apportioned and paid proportionately to the amount paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

125.	Method of payment

125.1	The Company may pay any dividend, interest or other sum payable in respect of a share:

(a)	in cash or by cheque, warrant or money order;

(b)	by any bank or other funds transfer system;

(c)	in respect of shares in uncertificated form, where the Company is authorised to do so by or on behalf of the holder or joint holders, by means of a relevant system (subject always to the facilities and requirements of that relevant system). Without prejudice to the generality of the preceding wording, such payment may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account (being an account so designated by the Operator of the relevant system) of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may direct in writing; and/or

(d)	by such other means and to or through such person as the holder or joint holders may direct in writing.

125.2	Every such cheque, warrant or money order may be sent:

(a)	by post to the registered address of the person entitled to it;

(b)	in the case of joint holders (or of two or more persons being jointly entitled to a share by reason of the death or bankruptcy of a Member or otherwise by operation of law), to the registered address of that person whose name stands first in the Register (or, in the case of persons so entitled on death or bankruptcy, if their names are not entered in the Register, to such of those persons whose surname is first alphabetically); or

(c)	to such person and address as the person or persons entitled may direct in writing.

Every cheque, warrant or money order is sent at the risk of the person entitled to the money represented by it. Without prejudice to the generality of the preceding wording, if any such cheque, warrant or money order has or is alleged to have been lost, stolen or destroyed, the Board may, if the person entitled to such cheque, warrant or money order requests it, issue a replacement cheque, warrant or money order (subject to compliance with such conditions as to evidence and indemnity and the payment of out- of-pocket expenses of the Company in connection with the request as the Board thinks fit).

125.3	The Company shall have no responsibility for any sum lost or delayed in the course of transfer by or through any bank or other funds transfer system (including the relevant system concerned) or when it has acted on any directions given in writing by the person or persons entitled to it.

125.4	The payment of the cheque, warrant or money order or the collection of funds from or transfer of funds by a bank or other funds transfer system in accordance with Article 125.1 or, in respect of shares in uncertificated form, the making of payment in accordance with the facilities and requirements of the relevant system concerned shall be a good discharge to the Company.

125.5	Any joint holder or other person jointly entitled to any share may give an effective receipt for all dividends and other monies paid in respect of such share.

125.6	Without prejudice to any other provision of these Articles, the Board may withhold payment of any dividend payable to any person entitled to a share by reason of the death or bankruptcy of the holder, or of any other event giving rise to a transmission of such entitlement by operation of law, until such person has provided such evidence of his right as the Board may reasonably require.

126.	Currency of payment

126.1	Unless otherwise provided by these Articles or the rights attached to any shares, a dividend or any other monies payable in respect of a share may be declared or paid in whatever currency the Board may decide.

126.2	The Board may decide that a particular Approved Depositary should receive dividends in a currency other than the currency in which it is declared and may make arrangements accordingly. In particular, where an Approved Depositary has elected or agreed to receive dividends in another currency, the Board may in its discretion make arrangements with such Approved Depositary for payment of dividends to be made to it for value on the date on which the relevant dividend is paid, or such later date as the Board may determine.

126.3	In the event that a dividend is to be paid in a currency other than the currency in which it was declared, the rate of exchange to be used for conversion of the dividend shall be such market rate selected by the Board as it shall consider appropriate as at the close of business on the last business day before:

(a)	in the case of a dividend declared by ordinary resolution in accordance with the provisions of Article 122, the date when the Board announces their intention to recommend the particular dividend; or

(b)	in any other case, the date when the Board declares the particular dividend.

126.4	The decision of the Board regarding the rate of exchange shall be final and conclusive.

127.	Dividends not to bear interest

No dividend or other monies payable by the Company on or in respect of any share shall carry a right to receive interest from the Company, unless otherwise provided by the rights attached to the shares.

128.	Calls or debts may be deducted from dividends

The Board may deduct from any dividend or other monies payable to any person on or in respect of a share all such sums as may be due from him to the Company on account of calls or otherwise in relation to shares of the Company. Monies deducted in this way may be used to pay such amounts owed to the Company in relation to such shares.

129.	Unclaimed dividends etc

All unclaimed dividends, interest or other sums payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. All dividends unclaimed for a period of 12 years after having been declared or becoming due for payment shall be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee, and the Company shall not be liable to pay interest, in respect of it.

130.	Uncashed dividends

If:

130.1	on two consecutive occasions:

(a)	cheques, warrants or money orders for dividends or other monies payable in respect of a share sent by the Company to the person entitled to it are returned to the Company or left uncashed during the period for which they are valid; or

(b)	any transfer by a bank or other funds transfer system has not been satisfied; or

130.2	following one such occasion, reasonable enquiries have failed to establish any new address of the registered holder,

the Company shall not be obliged to send or transfer any dividends or other monies payable in respect of that share due to that person until he notifies the Company of an address to be used for the purpose.

131.	Payment of dividends in kind

131.1	Without prejudice to any other provision of these Articles, the Board may, with the authority of an ordinary resolution of the Company, direct that payment of all or part of any dividend declared may be satisfied by the distribution of such assets as the Directors may determine (and, in particular, of paid up shares or debentures of any other company).

131.2	The Board may settle any difficulty which arises in relation to the distribution, as it thinks fit; and, in particular, may:

(a)	ignore fractions, or issue certificates for fractions, or authorise any person to sell and transfer fractions;

(b)	fix the value for the distribution of such specific assets or any part of them;

(c)	determine that cash payments may be made to any Members on the basis of the value so fixed in order to secure equality of distribution; and/or

(d)	vest any such assets in trustees on trust for the persons entitled to the dividend.

SCRIP DIVIDENDS AND DIVIDEND REINVESTMENT

132.	Payment of scrip dividends

132.1	Without prejudice to any other provision of these Articles, the Board may, with the prior authority of an ordinary resolution of the Company, offer holders of ordinary shares the right to elect to receive further ordinary shares, credited as fully paid, instead of cash in respect of all or part of any dividend or dividends specified by the ordinary resolution.

132.2	The Board may, in its absolute discretion, exclude or restrict the offer to elect to receive new shares where it considers that this is necessary or desirable to comply with legal or practical problems under the laws of any territory, or the requirements of any recognised regulatory body or any stock exchange in any territory.

132.3	The Board may offer holders the right to elect to receive new shares instead of cash for:

(a)	the next dividend; or

(b)	all future dividends (if a scrip dividend alternative is made available) until such time as they notify the Company that they no longer wish to receive new shares.

132.4	The following provisions shall apply where payment of a dividend is satisfied in accordance with Article 132.1:

(a)	the ordinary resolution may specify a particular dividend or may relate to all or any dividends declared or paid within a specified period;

(b)	a holder is entitled to such number of new shares whose total relevant value is as near as possible to the cash amount (disregarding any associated tax credit) he would have received, but not in excess of it. For such purpose, the “relevant value” of an ordinary share in the Company shall be the average market value of such shares for the five dealing days commencing, and including, the day when such shares are first quoted “ex-dividend” or a later day chosen by the Board. The “average market value” shall be calculated:

(i)	by reference to the last price for a fully paid ordinary share of the Company in the Daily Official List of the London Stock Exchange; or

(ii)	in such other manner as may be determined by or in accordance with the ordinary resolution.

(c)	the Board may make such provisions as it considers necessary or expedient in relation to any offer to be made pursuant to this Article 132, including (but not limited to):

(i)	the giving of notice to shareholders of the right of election offered to them;

(ii)	the provision of forms of election (whether in respect of a particular dividend or dividends generally);

(iii)	determining the procedure for making and revoking such elections;

(iv)	specifying the place at which, and the latest time by which, forms of election and any other relevant documents must be lodged in order to be effective; and

(v)	payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder or any other provision for fractional entitlements;

(d)	the relevant dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be declared or payable on shares in respect of which an election has been duly made (“elected shares”); instead, additional shares shall be allotted to the holders of the elected shares on the basis of allotment calculated as stated in Article 132.4(b). For such purpose, the Board may capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account or capital redemption reserve) or any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine, a sum equal to the aggregate nominal amount of the additional shares to be allotted on that basis, and apply it in paying up in full the appropriate number of unissued shares for allotment and distribution to the holders of the elected shares on such basis; and

(e)	the additional shares so allotted shall be allotted as at the record date for the dividend in respect of which the right of election has been offered, and shall rank equally in all respects with each other and with the fully paid shares then in issue. Provided that they will not rank for any dividend or other distribution or other entitlement which has been declared, made or paid by reference to such record date.

133.	Dividend reinvestment generally

133.1	The Board may implement and maintain one or more share dividend or distribution reinvestment plans, including or instead of offering scrip dividends in accordance with Article 132. Any such plan may be suspended or terminated at any time by the Board, in its absolute discretion.

133.2	The terms and conditions of any such plan shall be determined by the Board in its absolute discretion, and it may amend such terms and conditions as it thinks fit. In particular, the Board may determine that any such plan shall only be available to certain Members, or to part of the dividends.

133.3	Without prejudice to the provisions of Article 133.2, the terms of any such plan may give Members the right:

(a)	to elect to receive new fully paid shares instead of a cash amount;

(b)	to subscribe in cash for unissued shares in the Company, payable in full or by instalments;

(c)	to apply cash in paying up in full or by instalments any unpaid or partly paid shares held on the terms of the plan;

(d)	to apply cash in purchasing existing issued shares in the Company; or

(e)	to accept any other option or participate in any other arrangements thought by the Board to be appropriate.

133.4	To the extent that any provision of this Article 133 relates to offers to elect to receive new shares instead of a cash dividend, it shall be subject to the provisions of Article 132 and of any ordinary resolution passed under Article 132.1.

CAPITALISATION OF PROFITS AND RESERVES

134.	Capitalisation

134.1	The Board may, with the authority of an ordinary resolution of the Company resolve to capitalise any amount:

(a)	standing to the credit of the Company’s reserves (including any share premium account, capital redemption reserve or other undistributable reserve); or

(b)	standing to the credit of the profit and loss account which is not required for paying any preferential dividend (whether or not such amount is available for distribution).

134.2	The Board may use the amount resolved to be capitalised by setting it aside for those Members on the Register at the close of business on the date stated in the Board resolution (or fixed as stated in such resolution) in proportion to the nominal amount of ordinary shares (whether or not fully paid) held by them, respectively. Such amount set aside may be applied:

(a)	in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them, respectively;

(b)	in paying up in full new shares or debentures of the Company of a nominal amount equal to that sum, and allotting the shares or debentures credited as fully paid up, to the Members, or as they may direct, in those proportions; or

(c)	partly in one way and partly in the other,

provided that the share premium account, the capital redemption reserve and any profits which are not available for distribution may, for the purposes of this Article 134, only be applied in paying up unissued shares to be issued to Members credited as fully paid.

134.3	Where any difficulty arises with regard to any distribution of any capitalised reserve or other amount, the Board may settle the matter as it thinks expedient; and, in particular, in the case of shares or debentures becoming distributable under this Article 134 in fractions, make such provisions by ignoring fractions or by payment in cash or otherwise as it thinks fit.

134.4	The Board may authorise any person to enter into an agreement with the Company on behalf of all the Members entitled under the Board resolution. Such an agreement is binding on all concerned. The agreement may provide for either:

(a)	the allotment to the Members respectively, credited as fully paid up, of any shares or debentures to which they may be entitled on such capitalisation; or

(b)	the payment up by the Company on behalf of such Members (by applying their respective proportions of the profits resolved to be capitalised) of the amounts or any part of the amounts remaining unpaid on their existing shares.

134.5	Further, the Board may generally do all acts and things required to give effect to the ordinary resolution of the Company.

RECORD DATES

135.	Record date

135.1	Regardless of any other provision of these Articles but without prejudice to the rights attached to any shares, the Company or the Board may fix any time on any date as the record date for any dividend, distribution, allotment or issue. The holder or holders of shares shown on the Register at the record date shall be entitled to such dividend, distribution, allotment or issue, and his or their entitlement will be based on the number of shares registered at that time.

135.2	Such record date may be at any time on or before any date on which such dividend, distribution, allotment or issue is declared, paid or made; or after any such dividend, distribution, allotment or issue is declared.

NOTICES

136.	Notices to be in writing

Any notice to be given to or by any person pursuant to these Articles shall be in writing, except that a notice convening a meeting of the Board or of a Committee need not be in writing.

137.	Service of notice or other documents on members

137.1	Any notice or other document may be served on, or delivered to, any Member by the Company:

(a)	personally;

(b)	by sending it through the post in a prepaid envelope addressed to the Member at his registered address (or at any other address in the United Kingdom notified for the purpose);

(c)	by delivering it by hand to or leaving it at that address in an envelope addressed to the Member;

(d)	(except in the case of a share certificate and only when the Member has agreed to the sending of notices or other documents by fax) by fax sent to a fax number given by the Member to the Company for the purpose of sending such notice or other document;

(e)	(except in the case of a share certificate and only when the Member has agreed to the sending of notices or other documents by electronic communication) by any other form of electronic communication (including, but not limited to, email) sent to an electronic address given by the Member to the Company for the purpose of sending such notice or other document;

(f)	(subject to and in accordance with the provisions of Article 139) by publishing such notice or other document on a website;

(g)	where the notice or other document relates to uncertificated shares, through the relevant system; or

(h)	as authorised in writing by the relevant Member.

137.2	However, Article 137.1 shall not affect any provision of the Acts requiring offers, notices or documents to be served on, or delivered to, a Member in a particular way.

137.3	In the case of joint holders of a share, all notices and other documents shall be given to the person named first in the Register in respect of the joint holding (ignoring any joint holding without a United Kingdom address). Notice so given shall be sufficient notice to all joint holders.

137.4	If a Member (or, in the case of joint holders, the person first named in the Register) has a registered address outside the United Kingdom, but has notified the Company of an address within the United Kingdom at which notices or other documents may be given to him, he shall be entitled to have notices and other documents given to him at that address. Otherwise, no such Member (or joint holders) shall be entitled to receive any notice or document from the Company.

137.5	If, as a result of all or some of the notices, dividend warrants or other documents given or sent by the Company to a Member being returned undelivered to the Company or other reasonable evidence, it is apparent that during a period of at least two consecutive years such documents have not been received by that Member, then the Company shall no longer be obliged to give notices to that Member until he notifies the Company of another address to be entered as his registered address, or, in the case of a Member whose registered address is outside the United Kingdom, another address in the United Kingdom as his address for service.

137.6	Any notice or other document to be given or delivered to a Member shall be deemed to have been duly given to or delivered to any Member who under Article 137.4 or 137.5 or any other provision of these Articles is not entitled to the same from the Company by exhibiting the same at the Office.

137.7	Where a document is required under these Articles to be signed by a Member, if the document is in electronic form (as is permitted under these Articles), then in order to be valid the document must either:

(a)	incorporate the electronic signature, or personal identification details (which may be details previously allocated by the Company), of that Member, in such form by the Directors may approve; or

(b)	be accompanied by such other evidence as the Directors may require in order to be satisfied that the document is genuine.

The Company may designate mechanisms for validating any such document and a document not validated by the use of any such mechanisms shall be deemed as having not been received by the Company.

137.8	A Member who has agreed to receive documents or information electronically shall be entitled to receive them in hard copy form upon request in accordance with section 1145 of the Act.

138.	Notice by advertisement

If, at any time, by reason of the suspension or curtailment of postal services within the United Kingdom, the Company is unable effectively to convene a general meeting by sending notices through the post, the Board may (subject in the case of an annual general meeting to section 423 of the Act), in its absolute discretion and as an alternative to any other method of service permitted by these Articles, resolve to convene a general meeting by a notice advertised in at least one national newspaper. In any such case the Company shall send confirmatory copies of the notice by post if, at least seven clear days before the meeting, the posting of notices to addresses throughout the United Kingdom again becomes practicable.

139.	Documents available on websites

Subject to the provisions of the Acts, a notice or other document may be served on, or delivered to, a Member by the Company publishing such notice or other document on a website to which such Member has access, provided that:

139.1	the Company and the relevant Member have agreed that, instead of the Company sending notices or other documents to the Member, such Member will access them on a website;

139.2	the notice or other document actually published on the website is a notice or document to which the agreement referred to in Article 139.1 applies;

139.3	the Member is notified, in a manner for the time being agreed for the purpose between the Member and the Company and in accordance with the provisions of the Acts, of:

(a)	the publication of the notice or other document on a website;

(b)	the address of that website;

(c)	the place on such website where the notice or other document may be accessed and how it may be accessed; and

(d)	the period of time for which the documents will be available on the website, which (in the case of a notice of a meeting and accompanying documents) must be for the period commencing with the giving of that notification and ending with the conclusion of the meeting; and

139.4	the notice or other document is published on that website throughout the period referred to in Article 139.3(d). However, if the documents are published on that website for a part but not all of such period, the notice or document will be treated as published throughout that period if the failure to publish the notice or other document throughout the period is attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

140.	Evidence of service

140.1	Any notice or other document:

(a)	addressed to a Member at his registered address or address for service in the United Kingdom shall, if sent by post, be deemed to have been served or delivered:

(i)	(if prepaid as first class) 24 hours after it was posted; and

(ii)	(if prepaid as second class) 48 hours after it was posted,

and, in proving such service, it shall be sufficient to prove that the envelope containing such notice or document was properly addressed, prepaid and put into a Post Office or any postbox subject to the control of the Post Office;

(b)	not sent by post but addressed to a Member and delivered by hand to or left at a registered address or address for service in the United Kingdom shall be deemed to have been served or delivered on the day it was so delivered or left;

(c)	sent to a Member by fax shall be deemed to have been served or delivered 24 hours after the fax was sent and, in proving such service, it shall be sufficient to produce a transaction report or log generated by the fax machine which evidences such fax transmission;

(d)	sent to a Member by any other form of electronic communication shall be deemed to have been served or delivered 24 hours after the electronic communication was sent and, in proving such service, it shall be sufficient to produce a confirmation setting out either the total number of recipients to whom or each recipient to whom the message was sent;

(e)	given by publishing such notice or other document on a website in accordance with the provisions of Article 139 shall be deemed to have been served or delivered when the notice required by Article 139.3, however sent, shall be deemed to have been served in accordance with the provisions of this Article 140;

(f)	served or delivered through the relevant system shall be deemed to have been served or delivered when the Company, or any participant in the relevant system acting for the Company, sends the instruction relating to the notice or other document;

(g)	given by any other means authorised in writing by the Member shall be deemed to have been served or delivered when the Company has done what it was authorised to do by that Member for service or delivery.

140.2	Where notice is given by way of a newspaper advertisement, such notice shall be deemed to have been duly served on all Members or person(s) entitled to receive notice at noon on the day when the advertisement appears or, if given by way of two or more advertisements which appear on different days, at noon on the last of the days when the advertisement appears.

140.3	A Member present in person or by proxy at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received due notice of the meeting and, if required, of the purposes for which it was called.

140.4	Any notice or document exhibited at the Office shall be deemed to have been served or delivered on that day when it was first so exhibited.

141.	Record date for service

For the purpose of serving notices of meetings or other documents on Members, whether in accordance with the Acts, a provision in these Articles or any other document, the Company may determine that only those persons entered on the Register at the close of business on a day fixed by the Company are entitled to receive such notices or other documents. This day must not be more than 14 days before the day that the notice is sent. No change in the Register after that time shall invalidate that service or delivery.

142.	Notice binding on transferees etc

Every person who, by operation of law, transfer or by any other means, becomes entitled to a share shall be bound by any notice in respect of that share (other than a notice served by the Company under section 793 of the Act) which, before his name is entered in the Register, has been duly served on or delivered to a person from whom he derives his title.

143.	Notice in case of death, bankruptcy or mental disorder

In the case of the death or bankruptcy of a Member or of any other event giving rise to a transmission of entitlement to a share by operation of law, the Company may serve or deliver a notice or other document to the person entitled in consequence of such event as if he was the holder of a share. Such notice or other document shall be given by addressing it to him by name or by the title of representative of the deceased or trustee of the bankrupt Member (or by any similar designation) at an address within the United Kingdom supplied for that purpose by the person claiming to be so entitled. Until such an address has been supplied, a notice or document may be served or delivered in any manner in which this might have been done if the death, bankruptcy or other event had not occurred. Service or delivery in accordance with this Article 143 shall be deemed to be sufficient notice to all other persons interested in such share.

144.	Notices to the company

144.1	Anyone can serve any summons, notice, order or other document on the Company or any officer of the Company:

(a)	by posting it in a letter (with postage paid) to the Company or any officer of the Company at the Office;

(b)	by delivering it to that address; or

(c)	in any other manner prescribed by these Articles for the serving of notice on, or the delivery of documents to, a Member by the Company as may from time to time be agreed between the Company and the person so serving any such document as an effective manner of service.

145.	Notices to directors

145.1	The Company may give any notice or other document to a Director:

(a)	personally;

(b)	by sending it through the post in a prepaid envelope to the address given by him to the Company for this purpose;

(c)	by delivering it by hand to or leaving it at that address in an envelope addressed to him;

(d)	by fax sent to a fax number given by him to the Company for this purpose;

(e)	by any other form of electronic communication (including, but not limited to, e-mail) sent to an address given by him to the Company for this purpose.

DESTRUCTION OF DOCUMENTS

146.	Document destruction

146.1	Provided that it complies with the Regulations in relation to shares held in uncertificated form, the Company may destroy:

(a)	any share certificate which has been cancelled, after one year from the date of such cancellation;

(b)	any mandate for the payment of dividends or other monies or any variation or cancellation of the same or any notification of change of name or address, after two years from the date such mandate, variation, cancellation or notification was recorded by the Company;

(c)	any transfer of shares (including any documents sent to support a transfer and any documents constituting the renunciation of an allotment of shares) which has been registered, after six years from the date of registration;

(d)	any other document on the basis of which any entry in the Register is made, after six years from the date an entry in the Register was first made in respect of it; and

(e)	any proxy form, after one year from the poll at which they were used or (if there was no poll) after one month from the meeting to which they relate.

146.2	It shall be presumed conclusively in favour of the Company that:

(a)	every entry in the Register purporting to have been made on the basis of a share transfer form or other document so destroyed was duly and properly made;

(b)	every share transfer form so destroyed was a valid and effective transfer duly and properly registered;

(c)	every share certificate so destroyed was a valid certificate validly cancelled; and

(d)	every other document destroyed under this Article 146 was a valid and effective document in accordance with the recorded particulars of it in the books or records of the Company,

provided always that:

(e)	the provisions of this Article 146 shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(f)	nothing contained in this Article 146 shall be construed as imposing on the Company any liability in respect of the destruction of any such document earlier than provided for in this Article 146 or in any case where the conditions of this Article 146 are not fulfilled; and

(g)	references in this Article 146 to the destruction of any document include references to its disposal in any manner.

INDEMNITY AND INSURANCE

147.	Indemnity and insurance

147.1	Subject to Article 147.2, but without prejudice to any indemnity to which a relevant officer is otherwise entitled:

(a)	each relevant officer shall be indemnified out of the Company’s assets against all costs, charges, losses, expenses and liabilities incurred by him as a relevant officer:

(i)	in the actual or purported execution and/or discharge of his duties, or in relation to them; and

(ii)	in relation to the Company’s (or any Associated Company’s) activities as trustee of an occupational pension scheme (as defined in section 235(6) of the Act),

including (in each case) any liability incurred by him in defending any civil or criminal proceedings, in which judgment is given in his favour or in which he is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part or in connection with any application in which the court grants him, in his capacity as a relevant officer, relief from liability for negligence, default, breach of duty or breach of trust in relation to the company’s (or any Associated Company’s) affairs; and

(b)	the Company may provide any relevant officer with funds to meet expenditure incurred or to be incurred by him in connection with any proceedings or application referred to in Article 147.1(a) and otherwise may take any action to enable any such relevant officer to avoid incurring such expenditure.

147.2	This article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Acts or by any other provision of law and shall apply to the extent it is not so prohibited or rendered void.

147.3	The directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant officer in respect of any relevant loss.

147.4	In this article:

(a)	a “relevant officer” means any Director or other officer or former Director or other officer of the Company or an Associated Company (including any company which is a trustee of an occupational pension scheme (as defined by section 235(6) of the Act), but excluding in each case any person engaged by the Company (or Associated Company) as auditor (whether or not he is also a Director or other officer), to the extent he acts in his capacity as auditor); and

(b)	a “relevant loss” means any loss or liability which has been or may be incurred by a relevant officer in connection with that relevant officer’s duties or powers in relation to the Company, any Associated Company or any pension fund or employees’ share scheme of the Company or Associated Company.